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                                    EXHIBIT 99.1

                    A SUMMARY REPORT OF A COMPLETE APPRAISAL

[PICTURE]

                                 THE SARDY HOUSE
                          A BED AND BREAKFAST PROPERTY
                                 ASPEN, COLORADO

                                  PREPARED FOR:
                                   DAVID MARRS
                                  WESTSTAR BANK
                                 ASPEN, COLORADO

                                 EFFECTIVE DATE:
                                FEBRUARY 7, 2003

                                   PREPARED BY
                            ROCKY MOUNTAIN VALUATION
                                 SPECIALISTS LLC
                       393 SOUTH HARLAN STREET, SUITE 120
                          LAKEWOOD, COLORADO 80226-2680

                                RMVS FILE #11472

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March 5, 2003

Mr. David L. Marrs
Senior Vice President
WESTSTAR BANK
400 East Main Street
Aspen, Colorado   81611

         RE: A COMPLETE APPRAISAL IN A SUMMARY REPORT FORMAT OF THE SARDY HOUSE, A COMMERCIAL BED AND BREAKFAST PROPERTY LOCATED AT 128 EAST MAIN STREET IN ASPEN, COLORADO.

Dear Mr. Marrs:

In accordance with your instructions, the following appraisal is submitted relative to the fee simple market value "as is" and "as completed" for the above-identified property. The appraisal has an effective date of February 7, 2003.

The subject is configured as a bed and breakfast property that is currently for extensive renovation by the owners into an interval ownership single family residence. The 15,800 square foot building was formerly a single family residence when it was constructed in 1892; it was subsequently converted into a bed and breakfast lodging property, with a major addition added to the rear of the residence during the 1980's. The property is located along Aspen's Main Street in a commercial district linked to the downtown commercial district. Even with the extensive additions and remodeling performed on the subject, it nevertheless possesses historical significance.

THE SARDY HOUSE - ASPEN, COLORADO                                         PAGE 2

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The "as is" analysis considers the current condition of the subject as a bed and breakfast property with a fully functional restaurant, while the "as completed" valuation considers the value of the subject with it remodeled as a large scale single family residence under a fractional ownership configuration.

This appraisal is subject to the Certification of Value and Statement of Contingent and Limiting Conditions contained within the report. The client has made a determination that their requirements are such that preparation of a Summary Report of a Complete Appraisal is adequate for their purposes, and a self-contained report has not been requested. The Appraiser and the Client are under agreement that the report format shall be a Complete Appraisal; per USPAP, the departure rule has NOT been invoked.

Please note that as an appraisal prepared in a Summary Report format, the detail of data reporting is confined to a summary of the information considered, and a summary of the reasoning that supports the analysis, opinions and conclusions. The user of this report should recognize that the depth of the detail presented in a Summary Report is less than that of a Self-Contained Report. The Client and user of this report should further recognize that the Summary Report is structured for utilization by frequent users of appraisal services that have an adequate degree of familiarity with local market and economic conditions, the subject property, and the appraisal process, such that the level of detail provided will not impair an understanding of the market, the property, or the valuation process and conclusions. The Client and any unintended users of the report are warned that this report is not intended to be a Self-Contained report as defined by the USPAP, and that it cannot be understood properly without additional information on file with the appraiser.

Based on these conclusions, our opinion of the market values of the subject, based on the material presented in this appraisal analysis, is as follows:

                             CONCLUDED MARKET VALUE
                               $7,700,000 "AS IS"
                             As of February 7, 2003

                           CONCLUDED PROSPECTIVE VALUE
                           $14,300,000 "AS COMPLETED"
                             As of December 1, 2003

THE SARDY HOUSE - ASPEN, COLORADO                                         PAGE 3

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We appreciate having had the opportunity to perform this appraisal analysis.
Should you have any questions with respect to the data, analysis or value conclusion, please do not hesitate to call.

Respectfully Submitted,

/s/ Mark R. Linne                                    /s/ M. Steven Kane
--------------------------                           --------------------------
Mark R. Linne, MAI, CAE(1)                           M. Steven Kane
Managing Director                                    Commercial Appraiser
ROCKY MOUNTAIN VALUATION SPECIALISTS LLC             COLORADO CERTIFIED GENERAL
COLORADO CERTIFIED GENERAL                           APPRAISER #CG40013915
APPRAISER #CG01313422                                EXP. 12/2002
EXP. 12/2003

1 - MAI (APPRAISAL INSTITUTE), CAE (INTERNATIONAL ASSOCIATION OF ASSESSING
    OFFICERS)

THE SARDY HOUSE - ASPEN, COLORADO                                         PAGE 4

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                                     PART I

                          GENERAL APPRAISAL PARAMETERS

INTENDED USE OF THIS APPRAISAL

The intended use of this appraisal assignment is to evaluate the subject's collateral potential involving a secured loan issued by the client. The intended user of this report is identified as the client, the Bank of Colorado and its authorized officers. No other party has been authorized to read this appraisal report without the permission of the client.

PROPERTY RIGHTS APPRAISED

Fee Simple Estate

THE ASSIGNMENT

The appraisers have been assigned by the client to develop an opinion of the subject's "as is" market value; the subject is an industrial office building.

The Client has made a determination that the preparation of a Complete Appraisal, in accordance with Standard 1 (Real Property Appraisal, Development), in a Summary Report format, prepared in accordance with USPAP Standard 2 (Real Property Appraisal, Reporting), is sufficient for their purposes.

Under the parameters of this assignment, the following approaches to value were considered and used in this appraisal:

           APPROACH                       CONSIDERED         USED
-----------------------------------------------------------------
-----------------------------------------------------------------
Cost Approach                                 YES             YES
-----------------------------------------------------------------
Direct Sales Comparison Approach              YES             YES
-----------------------------------------------------------------
Income Approach                               YES             YES
-----------------------------------------------------------------

THE PURPOSE OF THE APPRAISAL

The purpose of this appraisal is to determine the probable current "market value" of the real property on an "as-is" fee simple estate basis. It is important for the reader to recognize that the appraisal considers the property valuation as of an

THE SARDY HOUSE - ASPEN, COLORADO                                         PAGE 5

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effective date of the date of inspection. In valuing the property, we will consider the market value under conditions prevalent at that time. Establishing the effective date of the appraisal is a universal practice, and it is important for a investor to consider this because value is subject to change over time. Aside from physical changes to the property that are likely, the value of real estate is subject to the influence of changing economic conditions under which value may remain static, increase, or decrease. These limitations are implicit in the definition of "market value." For further discussion on this subject, and a definition of "market value" refer to the section of Part I of this report entitled "Definitions and Terminology." Please note that the valuation makes no reduction for commissions on a current sale, unpaid taxes, or liens against the property.

PERSONAL PROPERTY, FIXTURES, FURNISHINGS, AND EQUIPMENT

All personal property, fixed and non-fixed equipment, and furnishings have been excluded from the appraisal and only the valuation of the real property is considered.

THE SCOPE OF THE APPRAISAL

The scope of the appraisal is such that the report is intended to conform with the Uniform Standards of Appraisal Practice ("USPAP"), as adopted by the Appraisal Standards Board of the Appraisal Foundation. As a Complete Appraisal assignment, the Departure Rule of the USPAP has NOT been invoked. The appraisal is subject to the Definition of Market Value, Certification of Value, Contingent and Limiting Conditions, and Special Conditions, set forth in this report.

The general scope of this assignment includes the following:

1) Prior to acceptance of the assignment, the appraisers have made a determination that they are in compliance with the Competency Provision of USPAP. This determination is based on the number and scope of appraisal assignment performed by the appraisers in this market.

2) One of the appraisers performing this appraisal assignment, M. Steven Kane, has personally performed an inspection of the subject property, and gathered supplemental data on the property as available from county assessor records, the owner of the subject, and other available data sources, and reported pertinent data within this appraisal.

THE SARDY HOUSE - ASPEN, COLORADO                                         PAGE 6

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3) The appraisers have analyzed data on effective revenues, expenses, and vacancies for the property, as appropriate and as made available to the appraisers.

4) The appraisers have analyzed and reported a reasonable exposure period for the subject property.

5) The appraisers have analyzed effective market trends that will affect projected income or the absorption period, to the extent that they affect the value of the property.

6) The appraisers have analyzed appropriate deductions and discounts for any proposed construction, or any completed properties that are partially leased or leased at other than market rents as of the date of the appraisal, or any tract developments with unsold units, as appropriate.

7) The valuation method followed addresses the cost, direct sales comparison, and income approaches to estimating value, reconciles those approaches, and explains the elimination of each approach not used. Under the scope of this complete appraisal, all three approaches to value were considered.

8) As applicable to the property in the appraisal process, the appraisers have collected cost data utilizing national cost estimating service published data. Market sales data have been from public records and trade sources, those being recorded deed transfers and appropriate Board of Realtors published data. Market rental data has been collected from Boards of Realtors published data, or as appropriate from the appraisers' survey of the area for advertised available property, or solicited information from owners or tenants. This body of data is greater than is indicated in the appraisal, and the appraisers have used discretion in providing only pertinent data in a format that will allow the reader to follow the appraisers' path to arriving at the value.

10) In economic terms, the real estate market is an imperfect and inefficient market. Each property is unique and its location fixed, there are few buyers and sellers and they are not always well informed - often making decisions based on anticipation. Moreover, while supply is relatively inflexible, demand is volatile and change is inevitable. It should be recognized by the user of the appraisal that value is not a fact to be found. The reasoning, judgment and estimations necessary to the appraisal process result in analysis statements and conclusions that are statements of the individual appraisers' opinion only. These opinions do

THE SARDY HOUSE - ASPEN, COLORADO                                         PAGE 7

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not necessarily represent the only indication of value that may be obtained on the property, and value opinions of qualified appraisers will differ.

11) As a Complete Appraisal in a Summary Format, the detail of data reported is confined to a summary of the information considered, and a summary of the reasoning supporting the analysis, opinions and conclusions. The user of this report should recognize that the depth of detail of a Summary Report is less than that of a Self-Contained Report. A Summary Report is structured for utilization by frequent users of appraisal services that have an adequate degree of familiarity with local market and economic conditions, the subject property, and the appraisal process, such that the level of detail provided will not impair an understanding of the market, the property, or the valuation process and conclusions. The client and any unintended users of the report should be aware that this report is not intended to be a Self-Contained report as defined by the USPAP.

EXTRAORDINARY ASSUMPTIONS

An extraordinary assumption presumes as fact otherwise uncertain information about the subject, and includes the following:

         - physical, legal, or economic attributes of the subject property.

         - conditions external to the subject, such as market conditions or trends.

         - integrity of the data used in this appraisal.

There were no extraordinary assumptions used in this appraisal.

HYPOTHETICAL CONDITIONS

A hypothetical condition assumes conditions contrary to known facts about the subject, and includes the following:

         - physical, legal and economic attributes of the subject.

         - conditions external to the property, such as market conditions or trends.

         - the integrity of data used in this appraisal assignment.

THERE WERE NO HYPOTHETICAL CONDITIONS ASSOCIATED WITH THIS APPRAISAL.

THE SARDY HOUSE - ASPEN, COLORADO                                         PAGE 8

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                           ESTIMATED EXPOSURE PERIOD

The appraisers have examined and analyzed an appropriate exposure period to the subject, in accordance with USPAP Standards Rules 1-2(c) and 2-2(a)(v) and 2-2(b)(v).

According the 2002 edition of the Uniform Standards of Professional Appraisal Practice, Statement on Appraisal Standards Number 6, reasonable exposure time in market value opinions, is defined as:

         The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market. The estimate of a time period for reasonable exposure is not intended to be a prediction of a date of sale or other less intensive data.

The appraisers have examined the average length of time for residential properties that have sold within this market, as measured by the days on market. Based on this dataset, the subject property, if professionally marketed at the concluded value of this appraisal, would have sold within a 12 to 18-month time frame.

DEFINITIONS AND TERMINOLOGY

1)  MARKET VALUE DEFINITION

"Market Value" is the most probable price which a property should bring in competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

         1.   BUYER AND SELLER ARE TYPICALLY MOTIVATED;

         2. BOTH PARTIES ARE WELL INFORMED OR WELL ADVISED, AND EACH ACTING IN WHAT THEY CONSIDER THEIR OWN BEST INTERESTS;

THE SARDY HOUSE - ASPEN, COLORADO                                         PAGE 9

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         3.   A REASONABLE TIME IS ALLOWED FOR EXPOSURE IN THE OPEN MARKET;

         4. PAYMENT IS MADE IN TERMS OF CASH IN U.S. DOLLARS OR IN TERMS OF FINANCIAL ARRANGEMENTS COMPARABLE THERETO; AND

         5. THE PRICE REPRESENTS A NORMAL CONSIDERATION FOR THE PROPERTY SOLD UNAFFECTED BY SPECIAL OR CREATIVE FINANCING OR SALES CONCESSIONS GRANTED BY ANYONE ASSOCIATED WITH THE SALE.*

Although the foregoing definition includes a specification of those implicit conditions, its interpretation varies. It is therefore felt that it is important that this report define the parameters of this definition.

Other factors influencing value are current supply factors and anticipated marketing time. The definition of market value generally assumes the consummation of a sale as of a current date, with an unspecified "reasonable time" for exposure on the open. In a market that has an oversupply of properties both offered for sale and offered for lease, it follows that marketing time for some properties may be protracted. Thus, costs associated with prolonged holding periods and/or high initial vacancy rates have a direct affect on value, and require appropriate consideration in the value analysis.

Interpretations by federal agencies indicate further that an appraisal must report market value to a single purchaser as of the date of completion for all properties, wherein a portion of real property rights would typically be sold to its ultimate users over some future time period; thus requiring a "bulk sale" value for multiple unit properties. Valuations involving such properties must fully reflect all appropriate deductions and discounts as well as anticipated cash flows to be derived from the disposition of the asset over time. Appropriate deductions and discounts are considered to be those which reflect all expenses associated with the disposition of the realty, as of the date of completion, as well as cost of capital and entrepreneurial profit.

*From the OCC's Final Rule, 12 CFR Part 34, Subpart C- Appraisals, Section 34.42
(f), effective August 24, 1990.

2) PROPERTY RIGHTS APPRAISED

The property is appraised under a leased fee estate. The property rights of any particular property are recognized as being separable. The ownership of

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 10

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property in a fee simple estate indicates that the property is appraised recognizing the full body of rights accrue to the owner, except for those limited by governmental power and any financial encumbrances.

CONSIDERATION OF MARKET VALUE "AS IS"

An estimate of the "market value" of a property in the condition observed upon inspection and as it physically and legally exists without hypothetically condition, assumptions, or qualifications as of the date the appraisal is prepared.

The subject property has been inspected by the appraisers, and the valuation conclusion considers the value of the subject as it presently exists, as a partially completed industrial building as of the date of inspection. Accordingly, the "AS IS" value of the subject property is indicated to be $7,700,000.

(FEDERAL REGISTER, VOLUME 53, NO. 3, 12 CFR 571.1(b), PAGE 383, JANUARY 7, 1988)

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 11

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                                    PART II
                          SUMMARY OF SUBJECT PROPERTY

SUBJECT VALUATION CONCLUSIONS:       $7,700,000 "AS IS"
                                     $14,300,000 "AS COMPLETED"

COST APPROACH:                       NOT USED
DIRECT SALES COMPARISON APPROACH:    $8,000,000 "AS IS"
                                     $14,300,000 "AS COMPLETED"
INCOME APPROACH:                     $6,700,000 "AS IS"

PROPERTY IDENTIFICATION

The subject represents a commercial site that totals 17,424 square feet in central Aspen. The subject has a parcel identification number of 2735-124-38-005 and a schedule number of 01-01149. The property has a street address of 128 East Main Street. The subject improvements consist of a two-story structure with a finished attic and an attached two-story addition at the rear of the property. The subject currently operates as a lodging property with a full service restaurant; the proposed conversion will change the subject's use back to a single family residence, albeit of large scale and based on a fractional ownership of the property.

LEGAL DESCRIPTION

The legal description of the subject is:

         LOTS F, G, H, AND I, LESS THE NORTHERLY 75 FEET THEREOF. ALL OF
        LOTS P, Q, R AND S, AND THAT PART OF THE VACATED ALLEY BOUNDED BY
         THE EXTENSION OF THE EASTERLY LOT LINES OF LOTS I AND S AND THE
                       WESTERLY LOT LINES OF LOTS F AND P,
                  ALL IN BLOCK 66, CITY AND TOWNSITE OF ASPEN,
                             PITKIN COUNTY, COLORADO

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 12

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OWNER OF RECORD/MARKETING

The owner of the subject is indicated to be North and South Aspen Limited Liability Company, according to the Pitkin County Assessor's Office. There has been no market transaction involving the subject property for the prior three years, according to records of the Assessor's Office.

EFFECTIVE DATE                                       February 7, 2003.

DATE OF THE REPORT                                   March 5, 2003.

NEIGHBORHOOD ATTRIBUTES

The subject is located west of the Aspen downtown commercial district along Main Street. The subject's location is within a secondary commercial district clustered along Main Street. There is a mixture of both commercial and residential development, although recent development has clearly favored the former. Homes in this district date back to the late 1800's. The neighborhood benefits from direct access off of Main Street, which is also known as State Highway 82. The district is essentially built-out, although there are renovation projects underway along this street.

Commercial development consists of office and automobile-oriented retail, including banks and lodging properties. The Hotel Jerome and Pitkin County Courthouse building are located along Main Street.

The neighborhood is significantly impacted by its proximity to the downtown commercial district, as well as its close proximity to the Aspen Mountain ski area.

Access to this neighborhood is provided by SH 82 and local two-lane streets. Primary neighborhood access is provided by SH 82, which travels east-west to points down valley to the west (including Glenwood Springs and I-70), and points east over Independence Pass.

General development in the downtown commercial district east of the subject neighborhood is defined by older commercial development (circa 1880-1890's), with some degree of newer infill development. The construction of new properties within downtown Aspen is very difficult to do, based on the cost of development and stringent guidelines set forth by the city. While renovation of

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 13

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existing structures is somewhat encouraged, the outright development of new properties has been effectively removed as viable property use option.

The shopping district is augmented by smaller office properties or units, some located in former residential homes. The entire district has a "Victorian" character, with newer buildings for the most part conforming to this style of architecture. The pedestrian mall is situated along Hyman Avenue and Cooper Avenue between Mill Street and Galena Street, with portions of Mill Street between Hyman Avenue and Durant Avenue and along Galena Street between Cooper Avenue and Durant Avenue. Completed primarily during the 1970's, these malls are typified by brick walkways (using brick from demolished structures), mature trees and seating areas, landscaping, and antique street lights. The shopping mall area consists of 10 city blocks, surrounded by supportive commercial development and transitional residential development. Pedestrian travel is encouraged over automotive travel.

Commercial development includes upscale retail outlets, restaurants, and office units. The Silver Queen Gondola, Little Nell chairlift, and Lift 1A provide direct access to the ski mountain and are located at the southern end of this district. The Rubey Park Transportation Center is located within this district, as is Wagner Park. County and city governmental offices are located both along Main Street and within this district. Parking is primarily provided by on street metered parking.

The subject neighborhood represents a strong secondary district in the city of Aspen, and has excellent access to the downtown commercial district, Aspen Ski Mountain, transportation access via SH 82, and proximity to other city residential neighborhoods. As with many of the prime mountain resorts in the state, the commercial district of Aspen has transformed itself from an adjunct commercial district serving the ski area to a destination draw of its own. The subject's neighborhood location to the immediate west of this important destination district, therefore, is determined to be very strong within this market.

SITE ATTRIBUTES

The subject site is located at the northwest corner of Main Street and Aspen Street. The location is within the Main Street commercial district, an ancillary district that is linked with the downtown commercial core district. The location is seven blocks south of the Silver Queen gondola and the base of the Aspen ski base. Overall, the subject's location within this neighborhood is excellent. The following map indicates the subject location within the city:

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 14

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                                     [MAP]

PHYSICAL ATTRIBUTES

The subject site is rectangular in shape. It represents a corner site with 120 feet of frontage along Main Street and 145 feet of frontage along Aspen Street. Main Street represents the subject frontage. The subject totals 17,400 square feet.

The site is bounded by improved sites on its western and northern boundaries. The alley that bisected Block 66 has been vacated and is included as part of the subject.

The site has mature trees located on site. Of note are the two spruce trees located along the frontage of the subject, both surpassing ninety feet in height. There is also mature vegetation on the perimeter of the site, particularly on the western portion where a swimming pool is located.

TOPOGRAPHY:

The topography of the site is essentially level, and is at grade with East Main Street and Aspen Street, as well as adjacent properties. Based on its relative elevation, the site has limited view amenities of the valley and ski mountain.

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 15

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The subject site is located within Zone X, which is an area outside of designated flooding, per Community Panel Number 08097C 0203C, effective June 4, 1987.

[MAP]

SOIL CONDITION:

A detailed soil survey and engineer's report has not been made available for review. To the best of the appraiser's knowledge, there are no known soil or sub-soil conditions, potentially hazardous materials or toxic waste problems that adversely affect the use of the property. It is assumed that the site may be developed to its highest and best use, providing proper planning, engineering, and construction practices are observed.

UTILITIES:

According to discussions with city officials, the site is served by the following utilities:

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 16

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                  Natural Gas -  KN Energy
                  Electricity -  City of Aspen
                  Water -        City of Aspen
                  Waste Water -  City of Aspen
                  Telephone -    Qwest Communications

All utility services are provided by underground lines throughout the subject neighborhood.

ACCESS/STREET IMPROVEMENTS:

Access to the site is provided primarily by Main Street, which runs east to west (essentially) in front of the subject. Aspen Street runs between the base of Aspen ski mountain served by Lift 1-A to the south, and Hallam Street two blocks to the north. Main Street is a four-lane asphalt paved boulevard, while Aspen Street is a two-lane residential street. All roads in the subject neighborhood are city maintained.

The major access to the area is provided by Main Street. As previously described, Main Street is also known as State Highway 82, the primary access route between Aspen and points west, including Glenwood Springs and Interstate 70.

EASEMENTS AND RESTRICTIONS

Easements and restrictions of record include typical access and utility easements. A current title policy was not available for review. To the best of the appraiser's knowledge, there are no private restrictions that limit the economic use of the site. The appraisers cannot guarantee, however, that such restrictions do not exist. Deed restrictions are a legal matter, and only a title examination by an attorney or title company can identify such restrictive covenants.

ADVERSE CONDITIONS

The appraiser did not note any apparent adverse conditions in an inspection of the site.

ZONING:

The subject site is presently zoned O, Office, by the City of Aspen. It is also located within an historic over lay district. The historic overlay allows for uses outside of the O district.

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 17

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The subject, as a designated historic structure, is controlled by the Historic
Overlay District, which includes all properties within the downtown commercial core and along Main Street. The subject received its designation from both the City Council and the Historic Preservation Committee.

The minimum lot size in this district is 6,000 square feet, with front, rear and side setback requirements. The maximum building height is 25 feet. For non-residential detached structures, the Floor Area Ratio (FAR) is 0.75:1. Additional FAR is allowed if 60% or more of the additional space is used for employee housing, up to a 1:1 ratio. Residential uses are permitted in this district, even without the historic overlay.

The subject has been identified as an historic structure by virtue of its age and construction, as well as its location within the overlay district. ANY modifications to the exterior of the building would have to be approved by the Aspen Historic Preservation Committee.

For a more complete rendition of this data, the reader is directed to the development stipulations contained within the zoning ordinances for the City of Aspen.

ASSESSED VALUATION AND TAXES:

For tax purposes, the subject property is assessed by the Pitkin County Assessor's Office in accordance with the applicable property tax statutes.

Colorado's ad valorem tax laws provide for real estate to be taxed based on its actual value determined in a base year specified by statute. Current values are based on a June 30, 2000 assessment date utilizing data from the previous eighteen month period. Actual values (market value) are determined from data occurring in the two years preceding the base period. Commercial properties are assessed at 29% of actual value, while residential properties have an assessment rate of 9.4%. Values are applied to the property as of January 1 of each year, with taxes due and payable in the following year.

It is critical to note that the valuation assigned by the County Assessor is based on previous economic valuation data, which utilizes statistically derived valuation levels. Because the valuation is based on a retrospective analysis, the value may or may not reflect the economic realities of the current economic environment.

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 18

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2001 values assigned by the County Assessor increased in accordance with current market trends as of June 30, 2000, based on values and market conditions present at that time. Based on the economic trends detailed earlier in this report, it is expected that the actual values will increase; in the case of the subject, the major impact will be the change in status from a residential property assessed at 9.4% to a commercial lodging property assessed at 29%.

It is assumed that the subject "as completed" will not be taxed in a manner that is inconsistent with other properties in this jurisdiction. The property in its current condition has an actual value assigned by the assessor of $3,354,800, which reflects its current use as a lodging property, according to the assessor. If the assessor reclassifies the subject to a residential use, the effective tax rate could fall, based on the lower assessment ratio (9.4% versus 29%). This would hold true even if the actual value of the subject increases.

CONCLUSION

The subject site represents a second tier location (behind a pure ski-in, ski-out location and the downtown commercial district), albeit with very strong attributes. These include the following:

         -        Close to ski-in, ski-out location to Aspen Mountain ski lifts

         - Excellent access to major transportation routes (i.e. SH 82/Main Street)

         -        Excellent access to downtown commercial district

         - All supportive city and commercial infrastructure available and in close proximity

         -        No adverse physical or environmental conditions

Based on these factors, the appraisers conclude that the subject site could support several strong development paths as part of a property renovation project.

"AS IS" IMPROVEMENT SUMMARY:

THE FOLLOWING IMPROVEMENT DESCRIPTION WAS BASED ON A PHYSICAL INSPECTION OF THE SUBJECT, WITH ADDITIONAL DATA PROVIDED BY THE OWNER AND COUNTY ASSESSOR.

SUBJECT HISTORY AND OVERVIEW

The Sardy House was constructed in 1893 by Jack Atkinson. Atkinson was the owner of the Little Annie Mine and the Aspen Freight Company. At the time of

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 19

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[ROCKY MOUNTAIN LOGO]

its construction, it was one of the first homes in the world to have electric lighting, central heat and indoor plumbing.

The home was sold in 1918 for $800 by a local real estate agent, Manford Smith. The house sold again in 1935 to a local doctor. The home operated for a time as a medial facility. The house finally sold in 1945 by Tom and Rachel Sardy. The house, which today bears their family name, was used as a single family residence. Since then, the property was purchased by the current owners and has operated for the past 20 years as a well known small scale lodging property. A large rear addition was added during the 1980's, which brought the total unit count to 20. During its conversion to a lodging property, the separate carriage house was attached to the single family residence.

The 1985 expansion changed the former 4,000 square foot residence into a 15,800 square foot structure, including 2,700 square feet of finished basement and a 2,100 finished attic in the front residence. The following table summarizes the subject's improved area by major section:

===========================================================
   SECTION                  AREA                    TOTAL SF
-----------------------------------------------------------
-----------------------------------------------------------
Original House             Basement                   414.8
-----------------------------------------------------------
                           Level 1                  1,535.9
-----------------------------------------------------------
                           Level 2                  1,476.5
-----------------------------------------------------------
                           Level 3                    489.4
-----------------------------------------------------------

-----------------------------------------------------------
New Addition               Basement                 1,166.6
-----------------------------------------------------------
                           Level 1                    694.5
-----------------------------------------------------------
                           Level 2                  1,159.6
-----------------------------------------------------------
                           Level 3                    718.0
-----------------------------------------------------------

-----------------------------------------------------------
Carriage                   Basement                 1,888.4
-----------------------------------------------------------
                           Level 1                    898.6
-----------------------------------------------------------
                           Level 2                  2,049.1
-----------------------------------------------------------
                           Level 3                  2,049.1
-----------------------------------------------------------

-----------------------------------------------------------
Bridge                                                163.6
-----------------------------------------------------------

-----------------------------------------------------------
Old Carriage House         Level 1                    504.8
-----------------------------------------------------------

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 20

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
-----------------------------------------------------------
                           Upstairs                   591.1
-----------------------------------------------------------

-----------------------------------------------------------
TOTAL                                              15,800.0
===========================================================

Although representing a multi-phase development, the Sardy House has maintained its historic character in the front section, and the rear addition represents a well designed and attractive addition.

The current owners plan to convert the subject back into a single residential use, albeit with ancillary rental units in the rear section. The ownership of the subject will be fractional, with approximately 25 ownership fractions sold. Each owner will be entitled to a time span estate use of the property, based on a pre-arranged time period. The operation of the subject will be broken down into the main Residence, which is comprised of the original historic home, as well as a Carriage House Suite (used by the 25 owners for an additional two weeks) and preferred use and rates at the Guest House, a nine-unit portion that represents the rear lodging section added in 1985.

Pre-construction pricing will be $700,000 per fractional share; this pricing will increase after July 1, 2003. Annual dues are projected to be approximately $19,500.

"AS IS" SUMMARY

As noted, the subject's total building area is 15,800 square feet (approximate total improved area, including basement and attic finish). The building is constructed of both masonry and framing materials. The original home is a Victorian-style structure with three layers of bricks as its exterior walls (most home of this era have only two layers of bricks). The original home is built over a concrete slab foundation that is below grade. There is a basement under the original home. The rear addition also sits over a concrete slab foundation with a basement as well. Windows include wood drop sash and newer casement units. Heating for the subject is provided by a hot water system, with both radiator and baseboard providing the mean of heat transfer to each room. There are seven furnace units, two serving the swimming pool and spa. The dining room, parlor and bar on the first floor are served by a gas-fired hot water through a forced air system.

The interior finish of the subject is true to its Victorian heritage, with elements of modern finish as well. Lighting fixtures that were replaced represent antique

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 21

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styling; lighting units tend to be free standing incandescent fixtures, although there are track lighting units as well. Floor covering consist of both hardwood and commercial grade carpeting. Walls and ceilings for the most part are painted plaster or beadboard paneling. Trim work also is both painted or stained, with Victorian accents. Other elements such as fireplaces and stairways are also Victorian in styling, with dark woods and tiles.

The original home serves as the main entry into the property. The restaurant, Jack's, is located to the right of the main entry. The front door opens into a lobby area, with reception check-in desk. The parlor and living room are located to the left. The restaurant area is located on the east side of the main level and has street-facing windows, as well side windows. The lounge/bar area is located to the rear of the dining room of the restaurant. The bar is constructed of Cherry wood. There is also an antique fireplace in the dining room. The ceilings on this level are 10 to 12 feet, while the dining room is finished in wallpaper. Behind the lounge/bar is a locker room and a small commercial kitchen. The kitchen includes several refrigerators, a commercial range with over, a large freezer unit, and several other smaller fixtures. There are also three guest units on this level in the original home.

One the second level of the original home are five guest units. Above that is a finished attic, used as a conference room and a ninth guest unit. Please note that the finished attic has "dormer" style walls, which restricts the total utility of this level.

The basement under the original house is finished and includes a two-bedroom employee unit, restrooms, a vault, and a shower for pool users. There is also a mechanical room located in this basement section, which has an ice machine, and two commercial freezers.

Access from the original building to the addition is from the second floor across a finished "bridge," basically an extension of the second floor hallway. The rear addition is three stories in height. The corner units are multi-story units, while there are five interior units on the second level and another five units on the third level. The first level of the rear addition has a central access lobby with exits and covered (by the second and third floors) parking spaces on either side between the lobby and the end units. The basement section under the addition includes a two-bedroom employee unit, storage rooms, and a laundry room.

There are a total of 20 units that are rented, in addition to the two employee units. The units range between 325 and 700 square feet. The units in the newer

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 22

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addition average 1,250 square feet. Four of the units are multi-room suites, while two others have separate sitting areas.

Unit finish is also Victorian-style and well-appointed. Each unit has an adjoining bathroom. All but two unit bathrooms have a Jacuzzi tub. Flooring in the units includes commercial carpeting and ceramic tile bathrooms. Many units have vaulted ceilings. Two suites have steam showers. Unit 2 also has a fireplace. The personal property in each unit is upscale and includes televisions, heated towel racks, wood shuttered windows, and upscale furnishings. The suites also have VCR units, mini-refrigerators, and wet bars.

The condition of the subject reflects a well maintained status. The appraisers concluded an effective age of 10 years and an remaining economic life of 40 years.

SUMMARY DESCRIPTION OF THE RENOVATION

As noted, the renovation of the Sardy House will include three major section of the subject. The entire renovation will take place within the current shell of the improvements. The following summarizes the proposed changes to the subject by section:

The Residence

Focused on the front original portion of the subject, The Residence is the major renovation feature. This section will total 10,000 square feet and include formal and informal living and dining rooms, jack's bar, a library and executive office suite, a media room and exercise room, a commercial kitchen for catering of events, and an smaller "family" scale kitchen. There will be three master bedroom suites, with four additional bedrooms. All will have private bathrooms and will be based on the current suites and units in the front portion of the subject.

The fractional ownership will be based on The Residence; owners during their use period will have use of the swimming pool and hot tub/spa, and the entire grounds of the subject.

The Carriage House Suite

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 23

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For an additional two weeks, the owners of The Residence will also have use of a two-level suite in the rear section of the subject, operating under the moniker The Carriage House Inn. This unit is the eastern end unit of the rear lodging section and includes ground level access. The first floor will have a separate private entrance, living and dining rooms with a kitchen, and a gas fireplace. Access to the second floor will be from a antique spiral stair case; the second floor will have a bedroom and bathroom.

The Carriage House Inn

This will comprise the rear lodging section and will include nine rooms. Owners of The Residence will have preferential access and rates over other users. The owners will also have access to these rooms whenever they are staying in The Residence and require additional rooms.

In addition, The West End Room will be available to owners and Inn patrons, and will include a fireplace, cappuccino bar, and reception area on the west garden level of the carriage house.

Other onsite amenities for owners will include a luxury vehicle, mountain bikes, and permanent storage units, as well as a safety deposit box located in the vault under the main residence.

Fractional time spans for use will be allocated based on a four round selection system. While early purchasers will have initial preferences, the system is designed so every owner will have some preferences for favorite time periods.

Income from the Carriage House Inn is expected to offset the operating expenses of the subject.

Please note that the fractional ownerships can include individuals and corporations.

The subject's redevelopment into a single family residence with lodging units is scheduled to commence in April 2003. The schedule and major renovation categories are as follows:

                                              Start               End
Central Air-Conditioning Retrofit           April 2003        August 2003
Room Reconstruction                         May 2003          October 2003
Painting/Wallpaper/Carpet                   September 2003    October 2003

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 24

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The total cost for the above is estimated to be $970,000. In addition, a general refurnishing of the subject will take place after the construction items are completed. This is estimated to total $550,000.

The entire renovation is set to be completed by November 2003. The subject is expected to be completed by Christmas of 2003, under the new moniker Sardy House, The Residence and Inn.

ACCESSIBILITY FOR PERSONS WITH DISABILITIES

The subject property appears to conform at least to the basic requirements for person with disabilities. Please note that the Americans with Disabilities Act requires all public buildings to comply with accessibility and disabled persons. Buildings must have accessible rest rooms and entrances, as well as accessible entrances and exits. The construction plans examined indicate that these minimum standards have been met.

Please note that the ADA requirements are not enforced by any government agency through inspection or code compliance. Enforcement is through litigation brought about from complaints filed with the US Justice Department.

SUBJECT CONCLUSION

The redevelopment of the Sardy House will significantly reorient the current lodging use away from typical lodging users to a fractional ownership use that maximizes the historicity and scale of the subject. Although residential uses in this market clearly out-perform commercial uses by a significant margin, not all properties can be converted into residential uses. The subject, by virtue of its original use and careful transformation into a small scale lodging property, could be converted back into a residential use, albeit one of considerable scale and under a fractional ownership scenario. Fractional ownership properties are becoming much more accepted in the Aspen market. Part of this has to do with the "large name" players in this market that are developing such properties. Another reason for its acceptance is the desire of the city, which plays a substantial role in any new development, toward more year-round use of properties. Discussions with city planners indicated that the city does not desire single ownership properties that are vacant for much of the year. Fractional ownership developments make much greater year-round use of properties, even when factoring in strong winter and summer seasonal draws.

The following represent photos of the subject:

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 25

[ROCKY MOUNTAIN LOGO]

[PICTURE]

                          MAIN STREET VIEW OF SUBJECT

[PICTURE]

                  ASPEN STREET FACING NORTH(SUBJECT TO LEFT)

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 26

[ROCKY MOUNTAIN LOGO]

[PICTURE]

          ASPEN STREET FACING SOUTH TO MAIN STREET AND SKI AREA

[PICTURE]

                          SIGNAGE ALONG MAIN STREET

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 27

[ROCKY MOUNTAIN LOGO]

[PICTURE]

             MAIN TSTREET FACING EAST TOWARD DOWNTOWN CORE

[PICTURE]

                         MAIN STREET FACING WEST

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 28

[ROCKY MOUNTAIN LOGO]

[PICTURE]

                   CLOSE-UP OF FRONT OF ORIGINAL HOUSE

[PICTURE]

       VIEW FROM ASPEN STREET OF ORIGINAL FRONT AND REAR SECTIONS

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 29

[ROCKY MOUNTAIN LOGO]

[PICTURE]

          SECOND FLOOR BRIDGE BETWEEN FRONT AND REAR SECTIONS

[PICTURE]

                  PARKING UNDER REAR LODGING SECTION

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 30

[ROCKY MOUNTAIN LOGO]

[PICTURE]

                        RESTAURANT ON MAIN FLOOR

[PICTURE]

                         FIREPLACE IN RESTAURANT

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 31

[ROCKY MOUNTAIN LOGO]

[PICTURE]

                     FRONT SITTING ROOM ON MAIN FLOOR

[PICTURE]

                    UNIT ON SECOND FLOOR-ORIGINAL HOUSE

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 32

[ROCKY MOUNTAIN LOGO]

[PICTURE]

                  TYPICAL BATHROOM OFF IN UNIT

[PICTURE]

            VIEW OF SKI AREA FROM FRONT 2ND FLOOR UNIT

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 33

[ROCKY MOUNTAIN LOGO]

[PICTURE]

                         HALLWAY ON 2ND FLOOR

[PICTURE]

                  SECOND FLOOR UNIT IN ORIGINAL HOUSE

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 34

[ROCKY MOUNTAIN LOGO]

[PICTURE]

                  VIEW OF POOL FROM SECOND FLOOR UNIT

[PICTURE]

                      LODGING UNIT ON CARRIAGE HOUSE

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 35

[ROCKY MOUNTAIN LOGO]

[PICTURE]

                             BAR OFF OF RESTAURANT

[PICTURE]

              MEETING ROOM IN FINISHED ATTIC OF ORIGINAL BUILDING

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 36

[ROCKY MOUNTAIN LOGO]

[PICTURE]

                           UNIT IN REAR LODGE SECTION

[PICTURE]

                                BEDROOM IN UNIT

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 37

[ROCKY MOUNTAIN LOGO]

                                    PART III
                          SUBJECT MARKET AREA ANALYSIS

The subject property is located in the city of Aspen. Aspen is the county seat of Pitkin County, located in the central mountain region of Colorado. The following regional analysis of Aspen and Pitkin County to assist the reader in understanding the economic, social, environmental and government factors that help to shape the market value of the subject.

OVERVIEW

Pitkin County was established in 1881 and began its existence as a silver mining region in central Colorado. The county today is a major destination draw from both a national and international perspective. The City of Aspen in particular represents an internationally known resort for many years. This are created a significant economic phenomenon making the city the second most expensive real estate market in the entire country.

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 38

[ROCKY MOUNTAIN LOGO]

[MAP]

PHYSICAL FACTORS

PHYSICAL PROFILE OF PITKIN COUNTY

Pitkin County is a rural county totaling 925 square miles that is located in the mountain region of central Colorado, just west of the continental divide. Its approximate dimensions run 54 miles east to west and 34 miles north to south at its widest margins. The climate is generally mild, except at higher elevations; elevations range from 6,625 feet in the Roaring Fork Valley to 14,259 feet atop Castle Peak. The county's physical features are dominated by the Roaring Fork River and its various tributaries. The predominant topographical features include steep mountain terrain, tree-covered lower mountains, and striking river valleys where the majority of the county's population resides.

                             CONTOUR MAP OF REGION

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 39

                             [ROCKY MOUNTAIN LOGO]

                                      [MAP]

As the above map illustrates, the county is dominated by mountain terrain and two large rivers: the Roaring Fork River and Crystal River. The valleys created by these two rivers have fostered spectacular mountain vistas and valleys where communities have developed. The predominant growth nodes have originated in the Roaring Fork Valley and its tributary creeks, Maroon and Castle Creeks.

Pitkin County represents a year-round destination resort centering around the City of Aspen. The county and city are destinations to the third largest number of skiers in Colorado (based on 2001-2002 numbers), as the following table attests:

=================================================================================================
                                                                      %        PEAK       SKIABLE
 RANK       RESORT                  2000-01           2001-02       CHANGE   ELEVATION     ACRES
------------------------------------------------------------------------------------------------
  1          Vail                  1,645,902         1,536,024      -6.68%     11,570       5289
------------------------------------------------------------------------------------------------
  2      Breckenridge              1,422,783         1,468,518       3.21%     12,998       2043
------------------------------------------------------------------------------------------------
  3        Keystone                1,230,100         1,069,111     -13.09%     12,200       1861
------------------------------------------------------------------------------------------------
  4     Copper Mountain              992,888         1,005,913       1.31%     12,313       2450
------------------------------------------------------------------------------------------------
  5        Steamboat               1,003,317         1,001,003      -0.23%     10,568       2939
------------------------------------------------------------------------------------------------
  6       Winter Park                978,539           975,256      -0.34%     12,060       2886
------------------------------------------------------------------------------------------------
  7        SNOWMASS                  740,241           676,505      -8.61%     12,510       3010
------------------------------------------------------------------------------------------------
  8      Beaver Creek                676,528           657,956      -2.75%     11,440       1625
------------------------------------------------------------------------------------------------
  9        Telluride                 334,506           341,370       2.05%     12,260       1700
------------------------------------------------------------------------------------------------
 10      Crested Butte               367,263           336,483      -8.38%     12,162       1058
------------------------------------------------------------------------------------------------
 11     ASPEN MOUNTAIN               319,343           310,381      -2.81%     11,212        673
------------------------------------------------------------------------------------------------
 12         Durango                  321,600           250,500     -22.11%     10,822       1200
------------------------------------------------------------------------------------------------
 13     Eldora Mountain              233,741           250,000       6.96%     10,600        680
------------------------------------------------------------------------------------------------
 14        Loveland                  209,757           199,781      -4.76%     13,010       1365
------------------------------------------------------------------------------------------------

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 40

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
------------------------------------------------------------------------------------------------
 15       Wolf Creek                 187,116           170,847      -8.69%        N/A        N/A
------------------------------------------------------------------------------------------------
 16     Arapahoe Basin               240,406           151,678     -36.91%     13,050        490
------------------------------------------------------------------------------------------------
 17   BUTTERMILK MOUNTAIN            148,826           145,683      -2.11%      9,900        420
------------------------------------------------------------------------------------------------
 18         Monarch                  147,266           138,850      -5.71%     11,961        670
------------------------------------------------------------------------------------------------
 19     ASPEN HIGHLANDS              140,640           136,136      -3.20%     11,675        714
------------------------------------------------------------------------------------------------
 20        Sunlight                   84,104            82,742      -1.62%      9,895        470
------------------------------------------------------------------------------------------------
 21       Powderhorn                  70,118            76,456       9.04%      9,850        510
------------------------------------------------------------------------------------------------
 22       Ski Cooper                  66,225            68,893       4.03%     11,700        400
------------------------------------------------------------------------------------------------
 23        Sol Vista                  71,303            62,837     -11.87%      9,202        287
------------------------------------------------------------------------------------------------
 24      Howelsen Hill                14,000            15,208       8.63%      7,136         30
------------------------------------------------------------------------------------------------
 25      Berthoud Pass                20,160               ---        ---         N/A        N/A
------------------------------------------------------------------------------------------------
 26    Cuchara Mountain                  DNO               DNO        ---         N/A        N/A
------------------------------------------------------------------------------------------------
 27        Purgatory                     DNO               DNO        ---         N/A        N/A
------------------------------------------------------------------------------------------------
 28        Arrowhead                     DNO               DNO        ---         N/A        N/A
================================================================================================

Aspen Mountain was developed in 1945 and hosted the FIS World Championships in 1950. Today it remains as one of the preeminent resort communities in the entire nation and one of the largest ski destinations in Colorado. The following table describes the trend in skiing for Pitkin County resorts, as compared to statewide and regional totals:

   DESTINATION
     RESORTS              1998-99       1999-00        2000-01        2001-02
-----------------------------------------------------------------------------
   ASPEN HIGHLANDS        143,785       127,389        140,640        136,136
-----------------------------------------------------------------------------
    ASPEN MOUNTAIN        333,215       331,121        319,343        310,381
-----------------------------------------------------------------------------
        BUTTERMILK        177,476       158,194        148,826        145,683
          MOUNTAIN
-----------------------------------------------------------------------------
          SNOWMASS        777,378       707,600        740,241        676,505
-----------------------------------------------------------------------------
PITKIN COUNTY
TOTAL                   1,431,854     1,324,304      1,349,050      1,268,705
-----------------------------------------------------------------------------
TOTAL - ALL            11,405,344    10,892,263     11,666,672     11,128,131
-----------------------------------------------------------------------------
RATIO                        12.5%         12.2%          11.6%          11.4%
-----------------------------------------------------------------------------

In addition to the ski industry, there are many area golf courses and upscale retail to augment the strong winter tourist draw. Today, the county benefits from a year-round tourist-based economy, much as other Colorado mountain resort markets.

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 41

[ROCKY MOUNTAIN LOGO]

                                 CITY OF ASPEN

Aspen, much as Vail and Breckenridge, acts as a destination draw for this region of Colorado, based on its international reputation as a world-class ski resort. The effects of this cannot be overstated, based on the ripple effect the city has had on other communities in the Roaring Fork Valley.

[MAP]

Physically, the town is 7,815 feet above sea level, and is located in the Roaring Fork River Valley. Its natural setting provides for world-famous skiing, as well as other recreational activities that make the area a year-round resort destination.

The town, which is the county seat of Pitkin County, was a former silver mining town that was established in the late 1800's. Skiing was introduced in the 1950's and created over time a large regional draw. Today, Aspen ranks as one of the most popular ski resorts in the state.

Combined, Aspen Mountain, Snowmass, Buttermilk, and Aspen Highlands form the 3rd largest ski resort area in the state for the 2001-2002 season, behind Breckenridge and Vail.

TRANSPORTATION LINKAGES

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 42

[ROCKY MOUNTAIN LOGO]

Primary access to the area is from SH 82, which is a four lane state highway to the west of Aspen (for the most part). The highway continues east of the city over Independence Pass and into the Upper Arkansas River Valley just south of Leadville, although this route is closed during winter months. Independence Pass is the highest highway pass in the state at just over 12,000 feet. The pass is very narrow in certain spots and has a notorious reputation as a dangerous mountain thoroughfare.

The primary linkage to other regions of the state is to the west, through the Roaring Fork River Valley and via SH 82. Glenwood Springs is located 40 miles west and provides linkage to I-70. I-70 is the primary east-west route through the entire state and links this region of Colorado with other mountain resort areas, as well as Grand Junction to the west and Denver to the east.

[MAP]

Transportation to Aspen is also served by the Roaring Fork Transit Authority
(RFTA). The entity provides regular bus service to communities throughout the Roaring Fork Valley, including Aspen, Basalt, Carbondale, and Glenwood Springs. This service has provided some relief to the already heavy traffic problem along SH 82 between Glenwood Springs and Aspen. Plans are underway to perhaps reconstruct rail service between these cities using the abandoned Colorado Midland Railroad right-of-way, which parallels SH 82.

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 43

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[ROCKY MOUNTAIN LOGO]

Other major linkages include the Aspen airport, Sardy Field, located west of the city. This airport represents one of 13 commercial service airports in the state (out of a total of 79 public-use airports) and is the third busiest airport in terms of enplaned passengers (240,000 per year). There are over 40,000 takeoffs each year at this airport. A 1996 stud on the economic impact of the airport concluded that it provided over $478 million to the local economy, and was vital to the nations overall air transportation system. The airport was founded in 1946 by the precursor to Aspen Airways. The airport was deeded to Pitkin County in 1956, and has operated as a county airfield ever since. A 17,500 square foot terminal was constructed in 1976. The runway is 7,004 feet long and the terminal was expanded to 37,500 square feet in 1987. Parking was expanded in 1999. Regular commercial shuttle service flies in and out of the airport. Together with the Eagle County Regional Airport in adjacent Eagle County, the city is served by full time regular major commercial airline service. The Eagle County Regional Airport provides daily commercial air service via United, Northwest and American airlines.

Aspen has grown along with the rest of Roaring Fork Valley communities. The following graph tracks the population growth in the four major regional communities since 1980:

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 44

[ROCKY MOUNTAIN LOGO]

                     COMPARATIVE CENSUS TOTALS FOR ROARING
                                FORK COMMUNITIES

[LINE GRAPH]

                           1980      1990      2000
Aspen                     3,862     5,025     5,979
Basalt                      627     1,066     2,817
Carbondale                1,986     3,031     5,003
Glenwood Springs          4,751     6,632     7,953

The 2000 census indicated that there were 5,914 persons living in Aspen full time, an increase of 17.1% over the 1990 total of 5,049. This pace is expected to slow during the early years of this decade as growth shifts to down valley communities, where property values are lower.

Given the regional draw of the area, Aspen represents the most expensive housing market in Colorado, outpacing all other resorts in the state by a wide margin. Aspen homes in 1999 cost 292% more than typical US housing stock, and is nearly double the next most expensive Colorado resort, Telluride.

The following chart tracks the average home prices in the Aspen market for 1998, 1999, and 2000:

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 45

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                     HOUSING PRICE AVERAGE BY TYPE & YEAR
                                FOR ASPEN MARKET

[LINE GRAPH]

                           1998           1999            2000
Single Family        $1,000,000     $1,230,000      $1,489,000
Duplex                 $488,000       $988,000        $867,000
Condo/TH               $476,000       $515,000        $689,000

Although the average price of duplex unit fell for 2000 over the 1999 level, the overall trend for all types of housing continues to increase. This is expected to continue for the foreseeable future, as the factors of supply and demand generate upward pressure on housing prices.

To offset the effects of housing affordability in this market, the city implemented the Growth Management Quota System (GMQS), by requiring deed restricted units at below market pricing. The following chart tracks the number of affordable units in this market since 1990:

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 46

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                     AFFORDABLE HOUSING UNITS IN ASPEN AREA
                                   SINCE 1990

[BAR CHART]

Year       1990    1991    1992    1993    1994    1995    1996    1997    1999
Total      1180    1200    1210    1330    1350    1390    1415    1600    1495

The average daily population in Aspen is over 20,000 persons, although 48% of the county's population resides in unincorporated areas, due to the extreme cost of housing. This has created a "down-valley" effect, where employees of Aspen area businesses must often live in less expensive communities as far away as Rifle and Silt. This has also created a heavy burden on SH 82, the primary transportation route in the region. While Aspen enjoyed a robust growth rate of over 25% between 1990 and 2000, areas like Basalt/El Jebel and Carbondale exploded in terms of new residents, with rates of over 450% and 70% respectively for the same period. As this trend continues, these other communities are faced with the same growth restriction issues and increasing housing prices.

In central Aspen (Zone 1), the last quarter of 2001 saw the average home price reach $4.3 million, compared to an average of $3.7 million in 2000, $2.5 million for 1999 and $2.4 million for 1998. In Snowmass (Zone 2), the average home price for the last quarter of 2001 was $2.5 million.

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 47

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                               DOWN VALLEY EFFECT

The demand for housing, reflected in increasing average home prices, illustrates the "down valley" domino effect. Geographically, the growth plume for this region has been determined by geography, where communities have developed along two major river basins. The Roaring Fork River, which begins east of Aspen toward Independence Pass, travels west, creating a river valley that has been settled for over 100 years and is currently undergoing significant development. The growth has centered around major communities, which followed the railroad routes through the region (which in turn followed the river beds). Aspen was a former mining community that has been a major ski resort for over 40 years. Aspen was a silver mining community, and was a terminal for the Colorado Midland Railroad, which transported silver out of the region. It has been the catalyst of the current economic boom the valley has seen since the 1970's. A world-class resort, central Aspen currently averages over $4,000,000 per home in terms of resale activity, fueled by exogenous resort demand factors. The city has recently been ranked the second most expensive community in the country in terms of residential home values (the highest was Jupiter, Florida). The city is the county seat of Pitkin County and has a jet port located west of the town.

15 miles west, and located at the confluence of the Roaring Fork and Frying Pan rivers, the town of Basalt (and the unincorporated community of El Jebel to the west) was incorporated in 1901, and was a railroad division point for the Midland Railroad. The railroad failed in 1918 when World War 1 and the collapse in silver made mining in the region unfeasible. Basalt became a typical post-boom mountain community for much of the first half of the 20th century, until the explosive growth in skiing created a growth plume originating from Aspen to the east. Today Basalt is more than a stop over between Glenwood Springs and Aspen. The town has a master plan for the middle valley region and currently is benefiting from the same demand factors that affect other Colorado resort communities. The development of a major golf course east of town, as well as the commercial development occurring south of the down town district, has revitalized Basalt. Major residential development, such as Willits, is currently attempting to catch up with the housing demand generated by the economic growth in the region.

Likewise, the town of Carbondale has benefited from its mid-valley location and the domino effect. Carbondale benefits from its location at the confluence of the Roaring Fork and Crystal Rivers, and the resulting wide valley basin. Large

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 48

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residential communities, such as Aspen Glen and River Valley Ranch, have helped
Carbondale actually overtake Basalt in terms of average housing prices. The development of several large golf courses has only strengthened the economic base of this town.

Glenwood Springs, the county seat of Garfield County, has benefited from both the down valley effect, as well as its own important location at the confluence of the Roaring Fork and the Colorado Rivers. The city, which is the largest between Denver and Grand Junction, marks the termination of the Roaring Fork River Valley and the beginning of the lower Colorado River drainage basin. Residential growth has clearly followed the down valley pattern of lower housing prices as one travels west. Currently, the town of Parachute and City of Rifle enjoy the most affordable housing in the region. The following chart described the trend in housing prices in the Roaring Fork and lower Colorado River basins, using the average residential unit sold price for 2002 as the basis of comparison:

              "DOWN VALLEY" EFFECT BASED ON 2002 AVG SF HOME SALES
                               ASPEN TO PARACHUTE

[MAP]

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 49

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                                    PART IV
                           HIGHEST & BEST USE ANALYSIS

HIGHEST AND BEST USE EVALUATION AS THOUGH VACANT:

The first test of highest and best use, that of physically possible potential uses is relatively straightforward. As was discussed in the site description section of the report, the site's physical attributes are sufficient to support the predominant development options in this neighborhood, based on topography and scale. In terms of location, the subject is situated in a mixed-use district with both commercial and residential uses. The benefits of this location to the subject from the very strong commercial income rates and even stronger residential sale rates make this site potentially very productive.

The second test, that of legally permissible uses, is limited only by zoning restrictions and the historic overlay district. As stated in the Site Description section, the subject parcel currently operates as a lodging property. In addition, the existing zoning allows for residential development. The historic overlay district also controls the redevelopment of improved sites. Were the subject vacant, it is unclear what effect the historic district would have; the appraisers assume that the majority of legal parameters for new development would come from the existing zoning district and the use permit the subject has obtained. Based on these strictures, the commercial development options for the subject were it vacant would probably be confined to a limited-scale commercial use. In terms of a residential use, discussions with the city indicated that both single family and limited multi-family could be supported under current permitted uses.

The third test of highest and best use is financial feasibility. Although current market conditions previously described indicate that most commercial and residential development in this market would likely return an income over the cost of development, the very restrictive development requirements of the city would likely make most commercial development difficult to justify. One of the exceptions to this would be a low intensity lodging use such as a bed and breakfast; such a commercially-oriented development would be able to accommodate issues of employee housing needs (a city requirement) by its very design (manager's unit on site). The issue of parking requirements is also a factor that could be mitigated by this type of use, since parking requirements for

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 50

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a smaller scale bed and breakfast are relatively minimal and it could be demonstrated that such a use would not place burdens on the already tight parking availability in this neighborhood. A residential use is clearly feasible, given that parking and employee housing are not required. That factor, plus the demonstrably strong demand for residential product, would indicate a likely return over the expected construction costs. Based on these considerations, both a small scale lodging and a residential use would likely be supportable.

In terms of a maximally productive use, the appraisers examined the potential market value based on a residential use, as well as a low density lodging use. The one question was one of scale; it is likely that the subject if it were vacant could support either a larger scale residential single family or a 2-3 unit multi-family use. A lodging development such as a bed and breakfast would also represent a potentially productive use, particularly one such as a bed and breakfast, which has many functional and economic similarities to single family residences.

To determine which particular use would be the highest and best use were the subject vacant, the appraisers examined recent larger scale residential home sales in the subject's neighborhood to determine the probable market value of such a use. The following table describes recent (2001 and 2002) residential property sales in this market:

===========================================================================================================
PROPERTY                       YEAR      SALE PRICE        SALE DATE         IMPR SIZE          SP/SF
-----------------------------------------------------------------------------------------------------------
                                              SINGLE FAMILY
-----------------------------------------------------------------------------------------------------------
432 W Francis                  1888      $5,275,000         05/2002            6,321           $  835
----------------------------- -------- ---------------- ----------------- ---------------- ----------------
306 W Francis                  1988      $3,700,000         06/2002            4,700           $  787
----------------------------- -------- ---------------- ----------------- ---------------- ----------------
640 Fred Lane                  2001      $4,700,000         04/2002            6,057           $  776
----------------------------- -------- ---------------- ----------------- ---------------- ----------------
939 E Cooper Ave               2000      $1,720,000         08/2001            3,100+sf        $  555+
----------------------------- -------- ---------------- ----------------- ---------------- ----------------
206 N 6th   Street             1991      $5,000,000         08/2001            6,366 sf        $  785
----------------------------- -------- ---------------- ----------------- ---------------- ----------------
1095 Ute Avenue                1986      $2,650,000         10/2001            5,155 sf        $  514
----------------------------- -------- ---------------- ----------------- ---------------- ----------------
1106 Waters Avenue             1968      $2,700,000         10/2001            2,709 sf        $  997
----------------------------- -------- ---------------- ----------------- ---------------- ----------------
629 Smuggler                    N/a      $1,550,000         01/2001            1,284 sf        $1,207
----------------------------- -------- ---------------- ----------------- ---------------- ----------------
710 N 3rd Street               1890      $2,500,000         10/2001            3,104 sf        $  805
-----------------------------------------------------------------------------------------------------------
                                               CONDOMINIUMS
-----------------------------------------------------------------------------------------------------------
1000 E Hopkins #6              1996      $3,775,000         05/2002            3,570           $1,057
-----------------------------------------------------------------------------------------------------------
034 Prospector Rd              1999      $5,450,000         05/2002            6,000           $  908
-----------------------------------------------------------------------------------------------------------
625 West End                   1976      $1,400,000         11/2001            1,882           $  744
-----------------------------------------------------------------------------------------------------------
701 S Monarch St               1973      $1,910,000         06/2001            1,799           $1,062
-----------------------------------------------------------------------------------------------------------
720 E Hopkins Ave              1989      $2,525,000         04/2001            2,914           $  866
-----------------------------------------------------------------------------------------------------------
927 E Hyman Ave                1998      $2,825,000         01/2001            2,649           $1,066
-----------------------------------------------------------------------------------------------------------
1011 E Hopkins                 1996      $2,900,000         03/2001            3,085           $  940
-----------------------------------------------------------------------------------------------------------
710 E Hyman                    1988      $2,995,000         01/2001            2,584           $1,159
===========================================================================================================

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 51

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Given these totals, the appraisers expect that a residential property would likely command a value of between $800 and $1,000 per square foot, even when accounting for scale (the above sales did not indicate any clear diminution in value as the size of the house/unit increased). The maximum size of home on this lot would be equal to its lot area (based on an FAR of 1.0); at $850 per square foot, this would result in a value of between $3,600,000 and $4,500,000. Please note that this exceeds all larger scale commercial values in this market, save for a quasi-commercial use such as a bed and breakfast.

Based on these parameters, the highest and best use of the subject as if vacant would be as a residential use.

HIGHEST AND BEST USE EVALUATION AS IMPROVED/PROPOSED:

The subject is currently improved as a bed and breakfast property, which appears to not conform to the highest and best use of the subject as if it were vacant. A residential use would clearly result in the mostly productive use of the site, given the above data.

The appraisers therefore have concluded that the highest and best use of the subject "as is" would be to convert it into a residential use, albeit one of large scale.

Based on current market conditions, there is no holding period associated with this highest and best use. The likely owner could be either an investor or an owner/user.

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 52

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                                     PART V
                           THE APPROACHES TO VALUATION

The appraisal process is generally based on three approaches that in turn are based on various economic principles.

The cost approach commences with an estimate of the market value of the site, usually derived by direct comparison with similar sites that have been sold. Next, an estimate of the replacement cost new of the building improvements is completed. From this is deducted depreciation, which accrues from wear and tear, changing standards of design and plan, and neighborhood defects. This depreciated value of the improvements is added to the estimated site value, producing the estimate of market value for the entire property. The primary justification for this approach is that a typical investor would not be willing to pay more for the subject property than it would cost him to produce a suitable substitute.

The direct sales comparison approach estimates the market value of the subject property by comparing prices paid in the market for similar properties. The comparable sales are chosen from those properties that would generally compete for the same investors in the market. Comparison may be made of the whole comparable property to the subject, or of some element such as the ratio of gross income to sales price of the sales price per square foot, per room or per some other unit of comparison; then appropriate adjustments are made for any differences. From the sales price or the adjusted sale prices of the comparable sales, the most probable selling price of the subject is estimated. Primary justification for the validity of this approach is that a typical investor would not be willing to pay more for the subject than it would cost him to purchase an alternate, existing structure available in the market.

The income approach is defined as that procedure in appraisal analysis that converts anticipated benefits (dollar income or amenities) to be derived from the ownership of property into a value estimate. The income approach is used widely in appraising income-producing properties. In the income approach, current and future income and reversions are converted to a present worth via direct capitalization and/or discounted cash flow analysis. The discounted cash flow analysis is not applicable to properties of a more simple nature, such as the subject.

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 53

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APPLICABILITY TO THE SUBJECT

The subject "as is" represents a lodging property, awaiting conversion to a single family use. The appraisers considered all three approaches to value to value the subject, but based on these uses (and highest and bets use considerations), the cost approach was simply not appropriate to value the subject in either case. The income approach and direct sales comparison approaches were used to value the subject "as is." The direct sales comparison approach was used to value the subject "as completed."

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 54

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                      THE DIRECT SALES COMPARISON APPROACH
                                     "AS IS"

The Direct Sales Comparison Approach to value compares the subject to similar properties that have sold or are under contract in the same or similar market. This approach is based on the principle of substitution, which states that no commodity has a value greater than a similar commodity - offering similar uses, similar utility, and similar function - that can be purchased within reasonable time limits that the market demands. In other words, the market value of a property is set by the price of acquiring a substitute property, which could provide the owner with similar utility. The principle of substitution also is crucial in reconciling all three approaches to value, as it provides linkage in the underlying determination the subject's market value.

UNITS OF COMPARISON

Using a common unit of comparison is an effective device to adjust for differences in physical characteristics while controlling for scale or some other factor. This control allows the appraiser to determine the impact of differences in attributes between the subject and comparable sale properties. Please note that the unit of comparison is different from elements of comparison, which are the factors that allow the appraiser to adjust the unit of comparison to reflect differences between the subject and comparable sale properties. Determining the appropriate unit of comparison depends on the type of property being appraised. The most common comparison unit is the sale price per improved area. This unit assumes an element of similarity in terms of improvement configuration. Other units of comparison include sale price per cubic foot (used in industrial warehouse appraisals), gross income multipliers, where the sale price is divided by the gross income of a property (used in lodging appraisals), sale price per unit (used in multi-family appraisals), and even sale price per animal unit (used in agricultural appraisals). The selection of the unit of comparison must be market based, with the following considerations:

1. How does market typically compare across different properties of same use?

2. How would an investor look at property to purchase based on the productivity of capital invested?

3. How are rental rates quoted?

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 55

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For example, if buyers and sellers are basing transactions on price per units for apartment properties, it makes little sense to use price per square foot as the appraisal unit of comparison. In each instance, the appraiser must present a reasoned analysis regarding the selection of the unit of comparison.

Subject Unit of Comparison

Given that the subject represents a lodging use, the most commonly used element of comparison is the sale price per unit. The following analysis will employ this unit of comparison.

SALE SELECTION CRITERIA

To determine which sale properties are truly comparable, and therefore merit inclusion in this analysis, the following selection criteria was used:

1. HIGHEST AND BEST USE

Based on the highest and best use of the subject, the selection of sales was limited to lodging properties. Although the appraisers would have preferred pure bed and breakfast sales, given the dearth of this type of property, the scope of analysis included all lodging sales.

2. SALE PERIOD

Lodging sales occurring since January 1998 were examined. The reason for this longer sales period concerned the lack of sale activity in this market. Recent sales were give particular emphasis.

3. LOCATION

Sales from within the subject market area were chosen; this included the downtown commercial district and peripheral commercial districts in Aspen. Excluded were lodging establishments on the periphery or outside of the city limits.

4.  PHYSICAL ATTRIBUTES

For the same reasoning applied above, the appraisers were focused primarily on all lodging properties, regardless of physical attributes.

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 56

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5.  ECONOMIC ATTRIBUTES

The selected sales reflected properties of similar income capabilities to the subject based on lodging rate data (when available).

COMPARABLE SALE RESULTS

There was limited sale data available based on the above criteria. The sales below, however, do represent the best data available from the market. While certainly not ideal, the data nevertheless is sufficient to derive a supportable valuation based on this approach. Please note that this represents the subset of a larger commercial dataset. Some of the adjustments (such as market trending) were based on this larger dataset.

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 57

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                               COMPARABLE SALE #1

[PICTURE]

PROPERTY:                           Hearthstone
LOCATION:                           134 E Hyman
SITE AREA:                          9,000 Square feet
IMPROVEMENT AREA:                   7,488 Square Feet
CONSTRUCTION:                       1962
DATE SOLD:                          October 1999
PRICE PAID:                         $2,800,000
PRICE PER ROOM:                     $147,368

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 58

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                           COMPARABLE SALE #1 ANALYSIS

OVERVIEW:

This comparable property sold in October 1999 for $2,800,000. The sale was a cash equivalent sale to the seller. The property is a lodging property located on Hyman Avenue. There were no reported special conditions or financing arrangements that would affect the cash equivalent basis of the reported sale price. The property had sold previously in September of 1997 for $2,600,000. This earlier sale indicated an annual appreciation rate of 3.8% (no significant value enhancing improvements were done between these two sales). The property is currently owned by Crete Associates LP.

LOCATION:

This property is located in the same general neighborhood as the subject. Although it is off of Main Street, the locations are considered to be similar.

COMPARABLE ATTRIBUTES:

The building was constructed in 1962. The property was updated during the 1990's and today it represents a moderately priced lodging property. The quality and condition of this property were deemed inferior to the subject at the time of sale. The building totals 7,488 square feet on two levels and has a basement. The lodging property has 19 rooms. Although marketed as a bed and breakfast/inn, the property represents a hotel inn that serves a complementary breakfast. While it advertises a "Frank Lloyd Wright-inspired" architectural style, the appraisers did not note any significant historical character to the property. The property has a Jacuzzi hot tub, a range of room styles, a sauna, and all rooms have private bathrooms.

Overall, this was an inferior property.

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 59

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                               COMPARABLE SALE #2

[PICTURE OF CHRISTIANIA]

PROPERTY:                           Christiania
LOCATION:                           501 West Main Street
SITE AREA:                          10,500 Square feet
IMPROVEMENT AREA:                   13,742 Square Feet
CONSTRUCTION:                       1950
DATE SOLD:                          October 1998
PRICE PAID:                         $3,900,000
PRICE PER ROOM:                     $177,273

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 60

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                           COMPARABLE SALE #2 ANALYSIS

OVERVIEW:

This comparable property sold in October 1998 for $3,900,000. The sale was a cash equivalent sale to the seller. The property is a lodging property located along West Main Street, several blocks west of the subject. There were no reported special conditions or financing arrangements that would affect the cash equivalent basis of the reported sale price. The property had not sold previously within 36 months of the effective date of this appraisal.

LOCATION:

This property is located was similar to the subject.

COMPARABLE ATTRIBUTES:

The building was constructed in 1950 and consists of two 2-story buildings. The property was updated during the 1990's and today it represents a moderately priced lodging property. The quality and condition of this property were deemed inferior to the subject at the time of sale. The building totals 13,742 square feet. The lodging property has 22 rooms. Although marketed as a bed and breakfast/inn, the property represents a hotel inn that serves a complementary breakfast. The appraisers did not note any significant historical character to the property.

The property has a full array of standard lodging amenities, including pool, fireplaces (some rooms), hot tub, cabins, limited breakfast; all rooms have private bathrooms.

Overall, this property was inferior to the subject.

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 61

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                               COMPARABLE SALE #3

[PICTURE OF ST. REGIS HOTEL]

PROPERTY:                           Saint Regis Hotel
LOCATION:                           315 East Dean
SITE AREA:                          128,941 Square feet
IMPROVEMENT AREA:                   264,034 Square Feet
CONSTRUCTION:                       1992
DATE SOLD:                          January 1998
PRICE PAID:                         $135,000,000 (adjusted)
PRICE PER ROMM:                     $525,290

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 62

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                           COMPARABLE SALE #3 ANALYSIS

OVERVIEW:

This comparable property sold in 1998 for $135,000,000; the original sale price of $150,322 included personal and business property. The sale was a cash equivalent sale to the seller. The property is the largest lodging property in Aspen. It is located along Dean Street, in close walking distance to area ski lifts. There were no reported special conditions or financing arrangements that would affect the cash equivalent basis of the reported sale price; according to the county assessor's staff, the sale was a verified transaction of the real estate only. The property had not sold previously within 36 months of the effective date of this appraisal.

LOCATION:

This property is located very near to the base of the Aspen Ski Mountain area. It therefore represents a true ski-in, ski-out location. The location is superior to the subject.

COMPARABLE ATTRIBUTES:

The building was constructed in 1992 and consists of four stories. The property is maintained in excellent condition and represents one of the premier lodging properties in Colorado. The building totals 264,034 square feet and has 257 rooms of varying scale and amenities, including luxury suites. Although not a bed and breakfast lodging property, the Saint Regis is a true luxury hotel in this (and any) market. The property has amenities that include an onsite restaurant, valet parking, bathroom suites, indoor/outdoor pools, banquet/meeting facilities, fireplaces in some rooms, a lounge and golf onsite.

The scale of this property makes it rather difficult to directly compare to the subject, although its level of quality and condition are comparable. Overall, this property provided a good indication was what luxury lodging properties can command in this market.

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 63

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                               COMPARABLE SALE #4

[PICTURE OF ASPEN CLUB LODGE]

PROPERTY:                           Aspen Club Lodge
LOCATION:                           709 East Durant Avenue
SITE AREA:                          42,336 Square feet
IMPROVEMENT AREA:                   50,589 Square Feet
CONSTRUCTION:                       1956
DATE SOLD:                          March 2001
PRICE PAID:                         $14,100,000
PRICE PER ROMM:                     $151,613

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 64

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                           COMPARABLE SALE #4 ANALYSIS

OVERVIEW:

This comparable property sold in March 2001 for $14,100,000. The sale was a cash equivalent sale to the seller. The property is a lodging property located between the downtown commercial district and the ski base area of Aspen Mountain, several blocks south and east of the subject. There were no reported special conditions or financing arrangements that would affect the cash equivalent basis of the reported sale price. The property had not sold previously within 36 months of the effective date of this appraisal.

LOCATION:

This property is located at one of the premier locations in the city. The site has not only a ski-in, ski-out location near the Silver Queen gondola, but also sits adjacent to the downtown commercial district. The location was superior to the subject property's location.

COMPARABLE ATTRIBUTES:

The building was constructed in 1956 and consists of a large three-story building. The property was updated during the 1990's and today it represents a moderately priced lodging property in this market. The quality and condition of this property were deemed inferior to the subject at the time of sale. The building totals 50,589 square feet. The lodging property has 93 rooms. The property represents a hotel lodging property of large scale. The appraisers did not note any significant historical character to the property.

The property has amenities that include free parking, heated outdoor pool, banquet facilities, lounge, and a fitness center.

Overall, this property was inferior to the subject.

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 65

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DISCUSSION AND ANALYSIS

All of the comparable sales were examined to determine the necessity of adjustment to account for differences in physical and location amenities. A discussion of each of these factors and the rationale for the adjustments is indicated as follows:

The following map indicates the location of each of the comparable sale properties, followed by an adjustment grid developed based on for the above adjustment considerations:

                                COMPARABLE SALES

[MAP]

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 66

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                                ADJUSTMENT MATRIX

================================================================================================
                 SUMMARY OF COMPARABLE SALES                                 ADJUSTMENTS
------------------------------------------------------------------------------------------------
                                                       SALE
                       BLDG       NO.      SALE       PRICE
        LOCATION       YOC       ROOMS     DATE       PER RM          LOC               PHYSICAL
------------------------------------------------------------------------------------------------
1      Hearthstone     1962       19       10/99     $147,368       Inferior            Inferior
------------------------------------------------------------------------------------------------
2      Christiania     1950       22       10/98     $177,273       Similar             Inferior
------------------------------------------------------------------------------------------------
3       St Regis       1992       257      01/98     $525,290       Superior            Similar
------------------------------------------------------------------------------------------------
4      Aspen Club      1956       93       03/01     $151,613       Superior            Inferior
          Lodge
================================================================================================

ANALYSIS AND CONCLUSIONS:

Obviously, the lack of sale and the condition of the subject played an important role in the adjustments applied. The relatively large amount of adjustments applied to each sale made the determination of a "best sale" adjustment was significantly less than the other sales. Based on a weighting scheme where Sale 3 was slightly favored over the other three sales, a unit value of $400,000 per room was concluded.

Based on this unit value and the 20-lodging unit the subject possesses, the value of the subject was concluded to be $8,000,000.

                   ESTIMATED VALUE VIA DIRECT SALES COMPARISON
                               $8,000,000 "AS IS"

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 67

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                              THE INCOME APPROACH
                                     "AS IS"

This approach to value is based on the premise that most commercial properties are expected to return a flow of income to the owner over its expected economic life. Valuation under the income approach is measured as the present value of this income stream. An investor or perspective purchaser will consider this income potential and reflect this in the price they are willing to pay for a property.

The conversion of an income stream under this approach is based on two different methods. The first, direct capitalization, converts the stabilized income from the subject for one year by dividing the net income by a capitalization rate, expressed as a percent. The second method, yield capitalization, arrives at a present value by using discounted cash flow analysis, which projects over a define holding period the net income of the subject on an annual basis; added to the present value of the sum of net income is the present value of the property's net reversion value at the end of the holding period. This reversion equates to the return OF CAPITAL expected by the owner, while the present value of net income equates to the return ON CAPITAL. Both must be considered when using the yield capitalization method.

Net operating income is generally arrived at through a process that determines prevailing market rents, rates of vacancy and collection loss, and expenses necessary to operate the property and service the tenants. Prevailing market rates of vacancy and collection loss and operating expenses are deducted from prevailing market rent to produce the property's projected net income.

It is important to note that under direct capitalization:

         1. Vacancy and collection loss is a projection over the entire economic life of the property, not that which occurs at a given point in time.

         2. For appraisal purposes, income taxes, depreciation, debt service, capital improvements, franchising fees, and business expenses of the owner, are excluded from operating expenses since they are expenses of the owner and not of the property.

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 68

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         3.       The proper rental for the property is that prevailing in the marketplace as of the appraisal date, and not that which is carried over from old lease arrangements.

Economic net income is converted to a value indication under the direct capitalization approach by application of an overall CAPITALIZATION RATE, preferably derived from market sales occurring during the applicable period. Other sources, such as market surveys and an analysis of existing sales where the capitalization was not report, can also be used. Unlike the yield rate, the direct capitalization rate implicitly includes provisions for a market rate of return on the investment, as well as recapture of the investment.

UTILIZATION OF APPROPRIATE INCOME VALUATION METHODOLOGY:

These two income methodologies are each appropriate in differing sets of circumstances.

Direct capitalization is used most frequently if a property is performing at a stable level, in which there is little probability that the income performance will change over time. It is also utilized by investors to determine the "as is" value by investors who are evaluating a sub-par asset, and making a determination as to the actual current value under the existing cash flow. The rationale for this last methodology has been frequently used to determine the current value if economic conditions never improve. By utilizing this technique, investors can evaluate expected rates of return even if income performance never improves.

Yield capitalization can be used if the income stream is expected to be uneven or irregular, due to changing economic conditions or due to the property being new and facing an extended leasing up period.

Based on the market expectations for the subject, and the preference of market participants toward direct capitalization in most Front Range markets, this method will be employed to derive an opinion of value for the subject based on its anticipated income. The following section will derive appropriate parameters for rental rates, vacancy, expenses, and capitalization rates.

METHODOLOGY:

In analyzing the subject as an investment, the annual income potential of the property "as proposed" was first estimated based on comparable lodging properties in the same marketing area as the subject property. An allowance for

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 69

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[ROCKY MOUNTAIN LOGO]

vacancy and collection losses was also determined, based on reported occupancy rates in season, off-season, and during shoulder seasons for he subject. Next, operating expenses were determined based on projected ratios for the subject, reconciled with actual operating ratios reported by other lodging properties and national industry sources. These operating expenses were then deducted from the derived effective gross income. The resulting net income was capitalized into an indication of value at rates commensurate with the return requirements for real estate investments in this market, adjusting for the specific property classification of the subject.

ASSIGNMENT OF ECONOMIC PARAMETERS:

A detailed survey of economic data for commercial lodging properties in the market area of the subject was conducted to determine the income of the subject "as is."

One of the immediately apparent situations in this market was the term "bed and breakfast," which in the traditional sense is a former single family residence converted to a lodging property. Generally, these properties retain much of their single family residence attributes, and most have some inherent historical character. In the Aspen market, however, the appraisers found that many so-called bed and breakfast properties were in fact older motel lodging properties that offered breakfast services. There were few true bed and breakfast properties in this market that fit the traditional profile.

The following lodging properties represent a wide range of styles and amenities; the appraisers believe, however, that they reflect the most comparable properties in this market, and should present a realistic assessment of the subject's true market income potential.

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 70

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                         COMPARABLE LODGING PROPERTY #1

[PICTURE OF THE LITTLE RED SKI HAUS]

NAME:                               The Little Red Ski Haus
LOCATION:                           118 East Cooper Street
TYPE OF LODGING:                    Bed and Breakfast
NO. OF ROOMS:                       13
RATE STRUCTURE:
       IN SEASON                    $295-$800
       OFF SEASON                   $195-$265
OCCUPANCY:
       IN SEASON                    70%
       OFF SEASON                   52%
MAJOR AMENITIES:                    Restaurant, suites, pool, meeting
                                    rooms, television/telephones in rooms,
                                sauna, bathrooms w/units

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 71

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DISCUSSION AND ANALYSIS:

This comparable lodging property is located several blocks from the subject in the West Ned neighborhood. Its location was superior to the subject, based on access to both the downtown core and the ski area. The property represents a renovated bed and breakfast property that opened in December 2002. As such, its operating history has not been set. This restored Victorian property is a true bed and breakfast property.

The property is in excellent condition and has been carefully restored. The 13 units each have a bathroom with a Jacuzzi tub and antique furnishings. Every room has a television and telephone. The property has an onsite restaurant, as well as a sauna and hot tub.

The in season rates range between $295 and $600 per night; the season runs between November and April. The off-season rates range from $150 to $300 per night, with the season running between April 22 and September 30. The average occupancy for in season months was not available.

Overall, the Little Red Ski Haus represents a new and strong competitor to the subject.

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 72

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                         COMPARABLE LODGING PROPERTY #2

[PICTURE OF SAINT REGIS]

NAME:                               Saint Regis
LOCATION:                           315 East Dean Street
TYPE OF LODGING:                    Hotel
NO. OF ROOMS:                       257
RATE STRUCTURE:
        IN SEASON                   $495-$1,850
        OFF SEASON                  $280-$1,200
OCCUPANCY:
        IN SEASON                   70%
        OFF SEASON                  70%
MAJOR AMENITIES:                    Restaurant, suites, pool, meeting
                                    rooms, lounge, suites, banquet facilities,
                            valet service, business center

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 73

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DISCUSSION AND ANALYSIS:

This lodging property is located along Dean Street, within walking distance to several lifts and the downtown core. The location represents a true ski-in, ski-out location. Please refer to Sale 3 in previous section for description of property and amenities.

The in season rates range between $495 and $1,850 per night; the season runs between December and March. The off-season rates range from $280 to $1,200 per night. The average occupancy was reported by the manager to be 70% overall, with little fluctuation between seasons.

Overall, the Saint Regis represents one of the finest large hotel establishments in the entire region and is a strong competitor to the subject, even when considering its lack of historical character and scale.

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 74

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                         COMPARABLE LODGING PROPERTY #3

[PICTURE OF HOTEL LENADO]

NAME:                               Hotel Lenado
LOCATION:                           200 South Aspen Street
TYPE OF LODGING:                    Inn
NO. OF ROOMS:                       19
RATE STRUCTURE:
        IN SEASON                   $175-$425
        OFF SEASON                  $115-$275
OCCUPANCY:
        IN SEASON                   70%
        OFF SEASON                  52%
MAJOR AMENITIES:                    Room service, valet service,
                                    fireplace/mini bar rooms, lounge,
hot tub

SARDY HOUSE - ASPEN,
                                                                         PAGE 75

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DISCUSSION AND ANALYSIS:

This comparable lodging property is located one block north of the subject. This property is listed as a bed and breakfast/inn, but resembles more of an inn than a traditional bed and breakfast. Lodging comes with a free breakfast (hence the bed and breakfast moniker). It is operated by the subject owners.

The property is in good condition. The 19 units all have attached bathrooms. Every room has a television and telephone; six of these units are suites. There is also a lounge located on site. The property shares the same location attributes as the subject.

The in season rates range between $175 and $425 per night. The off-season rates range from $115 to $275 per night. The average occupancy for in season months was reported to be 70%, while it dropped to 52% for off season months.

Overall, this property is also a strong competitor to the subject overall.

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 76

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                         COMPARABLE LODGING PROPERTY #4

[PICTURE OF HEARTHSTONE]

NAME:                               Hearthstone
LOCATION:                           134 East Hyman Avenue
TYPE OF LODGING:                    Inn
NO. OF ROOMS:                       16
RATE STRUCTURE:
       IN SEASON                    $208-$300
       OFF SEASON                   N/a
OCCUPANCY:
       IN SEASON                    80%
       OFF SEASON                   80%
MAJOR AMENITIES:                    Limited breakfast, free parking, valet
                                    service, television/refrigerators, steam room

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 77

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DISCUSSION AND ANALYSIS:

This lodging property is located one block north of the subject. Please refer to Sale 1 in previous section for description of property and amenities.

Lodging rate information was limited for this property. The manager reported that the typical room rates ranged between $208 and 300 per room for in season; the overall occupancy rate was 80%. No other information was provided.

Overall, this property is inferior to the subject.

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 78

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                         COMPARABLE LODGING PROPERTY #5

[PICTURE OF INNSBRUCK INN]

NAME:                               Innsbruck Inn
LOCATION:                           222 West Main Street
TYPE OF LODGING:                    Inn
NO. OF ROOMS:                       30
RATE STRUCTURE:
       IN SEASON                    $225-$279
       OFF SEASON                   $125-$185
OCCUPANCY:
       IN SEASON                    80%
       OFF SEASON                   80%
MAJOR AMENITIES:                    Free parking, television

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 79

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DISCUSSION AND ANALYSIS:

This comparable lodging property is located along Main Street. This property is listed as a bed and breakfast/inn, but resembles more of an inn than a traditional bed and breakfast. Lodging comes with a free breakfast (hence the bed and breakfast moniker).

The property is in average condition. The 30 units all have attached bathrooms. Every room has a television and telephone. The property is inferior to the subject in terms of location.

The in season rates range between $225 and $279 per night. The off-season rates range from $125 to $185 per night. The average occupancy was reported to be 80%.

Overall, this property represents a lesser competitor to the subject, based on its condition, amenities, and location.

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 80

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DETERMINATION OF INCOME AND EXPENSES FOR THE SUBJECT

The "Uniform System of Accounts for Hotels," a classification system recommended by the American Hotel and Motel Association and in general used throughout the lodging industry as a classification scheme, will be used in this appraisal to determine the income and expense performance of the subject.

REVENUE

ROOM REVENUE

Room revenue is tied to the average daily rate (ADR) as reported by competing lodging properties in this market. The ADR's reported in this market do reflect occupancy rates, but are not discounted for special incentive programs, such as those sponsored by AAA or AARP. Based on discussions with lodging managers and owners in this market, it was determined that these programs have little impact in markets such as Aspen.

The following table describes the income performance of the above competing lodging properties in the Aspen market that were used to derive the income potential for the subject:

=============================================================================
                         AVERAGE                      AVERAGE
                         RATE IN      IN SEASON      RATE OFF      OFF SEASON
     PROPERTY            SEASON       OCCUPANCY       SEASON        OCCUPANCY
-----------------------------------------------------------------------------
LITTLE RED SKI HAUS    $ 295-$600        N/a        $  195-$265        N/a
-----------------------------------------------------------------------------
     ST REGIS          $495-1,850         70%       $280-$1,200         70%
-----------------------------------------------------------------------------
   HOTEL LENADO        $ 175-$425         70%       $  115-$275         52%
-----------------------------------------------------------------------------
    HEARTHSTONE        $ 208-$300         80%           N/a             80%
-----------------------------------------------------------------------------
   INNSBRUCK INN       $ 225-$279         80%       $  125-$185         80%
=============================================================================

The appraisers examined submitted rental data from the subject for 2001 and 2002 for the Sardy House. 2001 total lodging income was reported to be $851,316, while 2002 had a total of $789,323. Both reflect the impact that the lodging market in Aspen and in Colorado in general have experienced post 9/11.

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 81

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Clearly he 2002 totals were also impacted by the snow drought and ski industry drop in 2001 and 2002. The appraisers developed a stabilized ADR rate, based on historic and comparable data, assuming a typical lodging season, as follows:

===================================================================
LODGING INCOME:                                          $1,095,000
($250/ROOM * 20 ROOMS * 365 DAYS @ 60%)
===================================================================

Based on the above data, the appraisers concluded an overall average daily rate for the subject of $250 per day times a project overall occupancy rate of 60%, for an ADR of $150 for the subject. This reflects the project upscale attributes of the subject, as well as the projected demand for lodging services in this market.

This ADR OF $150 PER ROOM per night results in a net income of $1,095,000. Please note that this includes the imputed occupancy rate of 60%.

RESTAURANT SPACE

There is also a restaurant located on site. The appraiser examined restaurant and ground level retail rents in this market to determine the probable rental income that the space could generate.

The following grid indicates current leases reported in the commercial district adjacent to the subject neighborhood:

                                COMPARABLE LEASES

============================================================================
                     RENTAL                        USE                 LEASE
    PROPERTY          RATE     UNIT SIZE      COMPARABILITY            DATE
============================================================================
210 South Galena      $95        2,000          Restaurant            4/2001
                                            Inferior condition
----------------------------------------------------------------------------
403 East Cooper       $75        1,100             Retail             1/2001
                                            Similar in condition
----------------------------------------------------------------------------
                                                    Retail
411 East Hyman        $70          660       Inferior condition,      7/2001
                                               similar in size
----------------------------------------------------------------------------
312 South Hunter      $70        2,000             Retail             9/2001
                                             Inferior condition
============================================================================

All of these leased units were located in a superior location; all were ground level units, which was also superior to the subject. Three of the four properties were

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 82

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[ROCKY MOUNTAIN LOGO]

inferior in terms of condition. In terms of scale, Rent 3 was most similar, while in terms of actual use, Rent 1 was an operating restaurant. Given the co-mingling of restaurant and retail uses in the downtown commercial district, the actual use of the these comparable rental properties was less significant.

The appraisers examined a rental dataset to determine adjustments for downtown location versus peripheral locations, as well as or the subject's basement location. The following graphs indicates these differentials:

                             LOCATION DIFFERENTIAL
[CHART]

Location       Rent/SF
1                  $31
1                  $26
2                  $25
2                  $34
2                  $36
2                  $43

Please note that Location 1 is outside of the downtown commercial district and Location 2 is within the downtown.

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 83

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                     Basement Level Retail vs Street Level

[CHART]

Location       Rent/SF
1                  $41
1                  $31
1                  $28
2                  $69
2                  $77
2                  $79
2                  $80
2                  $88
2                  $89

Please note that the above rents were 2 year old rents (when the survey was performed). Based on the above differentials noted, the appraisers conclude a rate $95/sf, NNN, for the subject restaurant. This accounts for the location advantage both in terms of is main floor orientation and its location along Main Street, west of the downtown commercial district.

This concluded unit value results in a gross income of $85,500 for the subject, using a restaurant space total of 900 square feet. The appraisers further adjusted this potential gross income rate by 5% to account for vacancy and an additional 3% to account for property expenses that would be incurred by the property owner under an absolute net lease. This would include a 2% management expense and a replacement allowance ratio of 1%.

The net income from the restaurant space used in the pro forma therefore becomes $78,788.

EXPENSES

Using the USAH classification system for lodging expenses allows for ease of comparison across different properties and different data sources. By doing such, comparable data and industry data, such as from Parnell, Kerr Forster's national survey, can be applied to the subject.

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 84

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This expense classification directly applies expenses by their operating category, such as by room. Other expenses that apply to the operation of the property as a whole are classified as undistributed operating expenses/fixed charges, which include real estate taxes, property insurance, are also separately categorized.

In addition, standard appraisal practice requires the application of a replacement allowance in the expense total to account for costs necessary to keep the property in operating condition and remain competitive in the market.

Application to the Subject

Unfortunately, rarely do new property pro forma analyses conform to the classifications. The appraisers often have to "fit" projected expense categories into the USAH model to determine from an appraisal perspective the expected operating performance of a proposed lodging property. This was clearly the case with the subject.

The subject data was given to the appraisers. While it was not in the same format as the subject, it was sufficient to provide for an overall comparison of the subject, using both historic and comparable data.

The following table was used to derive market-based comparable expense ratios:

-----------------------------------------------------------------------------------
EXPENSE CATEGORY                  SUBJECT        COMPARABLE PROP      INDUSTRY STDS
-----------------------------------------------------------------------------------
DEPARTMENTAL COSTS
-----------------------------------------------------------------------------------
Rooms                               N/a               24.0%               24.0%
-----------------------------------------------------------------------------------
Telephone                           N/a                1.5%                1.7%
-----------------------------------------------------------------------------------
Other                               N/a                1.1%                2.0%
-----------------------------------------------------------------------------------
UNDISTRIBUTED OPERATING EXPENSES
-----------------------------------------------------------------------------------
Admin/General                       N/a               15.7%                9.9%
-----------------------------------------------------------------------------------
Management                          N/a                2.0%                3.4%
-----------------------------------------------------------------------------------
Marketing                           N/a               10.0%                5.0%
-----------------------------------------------------------------------------------
Operations/Maint                    N/a                3.1%                5.4%
-----------------------------------------------------------------------------------
Utilities/Services                  N/a                4.5%                5.0%
-----------------------------------------------------------------------------------
PROPERTY TAXES, INSURANCE, REPLACEMENT ALLOWANCE
-----------------------------------------------------------------------------------
Taxes                               4.0%               2.9%                3.5%
-----------------------------------------------------------------------------------
Insurance                           1.2%               0.5%                1.2%
-----------------------------------------------------------------------------------
Replacement Allow                   N/a                2.5%                2.5%
-----------------------------------------------------------------------------------
TOTAL                                55%              67.8%               63.6%
-----------------------------------------------------------------------------------

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 85

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Please note that the comparative properties surveyed included national franchise flag lodging properties of varying scale. The appraisers made adjustments to account for the smaller scale of the subject, the lack of a franchise fee, and the condition of the subject as compared to the above comparable ratios and industry norms.

Based on these factors, the appraisers applied an overall expense rate of 55% for the subject.

CAPITALIZATION RATE DERIVATION:

To determine the expected overall rate for the subject, the appraisers first examined reported overall rates for commercial properties that have sold within the subject market since 1994. The following graph indicates these rates by year:

                     REPORTED CAPITALIZATION RATES BY YEAR

[CHART]

The above rates indicate that reported overall rates for commercial properties have clustered at the 8% ranges since 1995, with a slight downward trend. The appraisers also examined the reported rates of the four sales; two sales reported rates of 8% and 9%.

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 86

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In terms of the applicability of the above rate as compared to the subject, the appraisers examined the relationship of lodging properties to general commercial properties in other markets where direct comparisons could be made. The difference or additional risk associated with lodging properties ranged between 0.5% and 2.0% over typical commercial properties. The appraisers examined the Aspen lodging market, speaking with industry, city planning, and county assessment staff to determine the expected performance in this market. Although current rack rates and occupancy levels suggest a leveling off over the next year, the appraisers anticipate that the overall factors that established Aspen as a strong destination draw should maintain a long term robust resort economy. This should translate into equally robust lodging performance. Given this expectation, the appraisers will apply an overall rate of 8.5% to the pro forma analysis.

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 87

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                                 INCOME APPROACH
                               PRO-FORMA ANALYSIS
                                 THE SARDY HOUSE

=======================================================
ROOMS INCOME:                               $ 1,095,000
($250/ROOM * 20 ROOMS * 365 DAYS @ 60%)
TELEPHONE INCOME (1.5% OF ROOM):            $    16,425

TOTAL REVENUE:                              $ 1,111,425

LESS EXPENSES (@55% OF REVENUE)             $   602,250

/NET OPERATING INCOME:                      $   509,175
ADD RESTAURANT SPACE INCOME                 $    78,788

TOTAL NET INCOME:                           $   587,963
=======================================================

          NET OPERATING INCOME / CAPITALIZATION RATE = INDICATED VALUE
                          $587,963 / 8.5% = $6,917,212

* EXPENSE RATIOS BASED ON REVENUE FROM LODGING INCOME ONLY ($1,095,000).

ADJUSTMENT FOR PERSONAL PROPERTY ITEMS

The reported income generated by the subject is based on an anticipated income per room model, supported by comparable market data presented in the previous sections. This income stream is a function both of the real property comprising the subject, as well as the personal property elements not included. These personal property elements include the room furnishings, as well as common area accouterments. To deduct the valuation for this personal property element, the appraisers used standard cost factors for room furnishings. Given the upscale market that the subject will be targeting, as well as the proposed renovations and finish quality, the appraisers applied a per room rate toward the upper range, which totaled $12,000 PER ROOM. A portion of this included a pro rated share for common area personal property items.

The concluded value via the income approach was adjusted as follows:

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 88

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
==============================================
Income Approach Value Conclusion:  $ 6,917,212
Less Personalty Elements
(20 Rooms @ $12,000/Room)          $   240,000
Adjusted Income Approach
Value:                             $ 6,677,212
Rounded to:                        $ 6,700,000
==============================================

                   INDICATED VALUATION BY THE INCOME APPROACH:
                               $6,700,000 "AS IS"

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 89

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                                THE COST APPROACH

The cost approach is widely used because its application is relatively uniform. Its proper use can provide appropriate support to the market and income approaches to value, as well as specifically categorize the components of value (such as profit) that determine the market value of a property.

The application of the cost approach begins with a determination of the site value, calculates a replacement cost for the improvements, calculates and deducts the impact of all forms of depreciation, resulting in a depreciated replacement cost. This depreciated figure is added to the site value, for a concluded cost value determination.

The inherent difficulty within the cost approach is the estimate of depreciation to be deducted from the replacement cost new. It is especially onerous to quantify physical depreciation for older properties. The key to proper application of the cost approach is to derive physical depreciation adjustments from the market and correctly derive external obsolescence in an overbuilt or depressed market.

APPLICABILITY TO THE APPRAISAL ASSIGNMENT

The Cost Approach is often used in the case of properties undergoing extensive renovation, given the relevance of construction costs and the reduction of the impact from physical deterioration. In the case of the subject, however, the cost approach cannot be used with any degree of confidence due to several significant issues, as follows:

- The lack of land sales in this area

- Preliminary nature of cost data provided to the appraisers concerning the renovation

- Historic nature of part of property

- Difficulty in quantifying functional obsolescence

- Current development climate in aspen and its impact on development fees and costs

For these reasons, the cost approach, though considered, will not be used in this appraisal. The appraisers believe that its exclusion should not affect the credibility of this appraisal, nor should it result in a misleading conclusion.

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 90

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                      THE DIRECT SALES COMPARISON APPROACH
                                 "AS COMPLETED"

The Direct Sales Comparison Approach to value involves direct comparisons of the property being appraised to similar properties that transacted in the same or similar market in order to derive a market value indication for the property being appraised.

The comparative sales approach rests on the principle of substitution, which states that no commodity has a value greater than that for which a similar commodity - offering similar uses, similar utility, and similar function - can be purchased within reasonable time limits that the buyer's market demands. In other words, the market value of a property is set by the price of acquiring a substitute property that could provide the owner with similar and competitive utility characteristics. The principle of substitution is critical in consideration of all three of the approaches to value, as it provides a critical linkage in the underlying rationale of their applicability to questions of value.

The units of comparison is an effective device to adjust for differences in physical characteristics, and allows for analysis of the impact of other property variables when sales are reduced to a common denominator. Sales comparables utilized in this appraisal analysis have been adjusted to the date of the appraisal, and only those sales that are indicative of arms-length, market transactions have been utilized. After having reduced each sale to a comparable price per unit, the appraiser then evaluates the relative utility of each comparable in relation to the subject, and arrives at a probable sales price for the subject property by sales comparison.

Current analysis provides a variety of market data as a basis for the comparison process. The factors to be considered in a direct sales comparison are referred to as elements of comparison. These four major adjustment factors include the following:

                  1.       TIME OF SALE

                  2.       LOCATION OF SALE PROPERTY

                  3.       PHYSICAL CHARACTERISTICS

                  4.       CONDITIONS OF SALE

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 91

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SELECTION OF COMPARABLE SALES:

The subject property is clearly a unique residential property, even in as unique a market as Aspen. The appraisers chose home sales that were both older and located in or near the central Aspen market. The following criteria were used to value the subject:

                  -        Sales since June 2001

                  -        Single family residential or related use

                  -        Similar construction quality

                  -        Built prior t o1920

                  -        Aspen market location

The appraisers focused the analysis on the main section of the subject, centered around the original home and carriage house. The functional issues associated with a single family use and the rear 1985 addition made that section too dissimilar to include. It was dealt with separately (see below).

The following sales were extracted from recent sale database, including the Aspen multi-list service and the county assessment records. Brokers and other appraisers were also consulted. As noted, the following recent sales represent the available data from the market, given the parameters of this appraisal assignment.

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 92

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                                COMPARABLE SALES

[MAP]

=====================================================================================================
    AREA       SALE DATE         PRICE                 ADDRESS                SF      YOC      SP/SF
-----------------------------------------------------------------------------------------------------
West End        Jun 2002       $  995,000       633  W MAIN STREET           1,818    1885     $  547
-----------------------------------------------------------------------------------------------------
East Aspen      Feb 2002       $1,069,000       1006  E COOPER STREET        1,130    1880     $  946
-----------------------------------------------------------------------------------------------------
Central Core    Jul 2002       $1,475,000       114  NEALE STREET            1,780    1886     $  829
-----------------------------------------------------------------------------------------------------
Central Core    Feb 2003       $1,800,000       113  E Hopkins               2,927    1888     $  615
-----------------------------------------------------------------------------------------------------
West End        Sep 2002       $1,900,000       134  W HOPKINS               1,862    1888     $1,020
-----------------------------------------------------------------------------------------------------
West End        Dec 2002       $2,100,000       533  W FRANCIS STREET        2,000    1880     $1,050
-----------------------------------------------------------------------------------------------------
West Aspen      Mar 2002       $2,200,000       635  W BLEEKER               1,594    1890     $1,380
-----------------------------------------------------------------------------------------------------
West End        Jul 2002       $2,400,000       333  W BLEEKER STREET        1,866    1909     $1,286
-----------------------------------------------------------------------------------------------------
West End        Aug 2001       $2,500,000       710  N THIRD STREET          3,104    1890     $  805
-----------------------------------------------------------------------------------------------------
West End        Feb 2002       $5,275,000       432  W FRANCIS               5,270    1888     $ 1001
=====================================================================================================

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 93

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[PICTURE]

                              SALE 1: 633 WEST MAIN

This property is located eight blocks west of the subject on the south side of Main Street. This residence was constructed in 1885 and is situated on a site that totals 3,000 square feet. The frame structure has a total heated living area of 1,818 square feet. The condition of the property was reported to be excellent at the time of sale. The site has onsite parking with no garage. There were three bedrooms and three bathrooms; there was no basement. The property was remodeled in 1998. The sale was conventionally financed and represented cash to the seller. The property sold on March 31, 2002 for $1,275,000 ($547 per square foot), after being on the market for 474 days.

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 94

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[PICTURE]

                            SALE 2: 1006 EAST COOPER

This property is located east of the subject along Cooper Street. Cooper Street represents the eastern exit from town toward Independence Pass; this particular block is heavily residential with both single family and multi-family development. This residence was constructed in 1880 and is situated on a site that totals 4,345 square feet. The frame structure has a total heated living area of 1,130 square feet. The condition of the property was reported to be poor at the time of sale. The site has onsite parking with no garage. There were four bedrooms and two bathrooms; there was no basement. The property was remodeled in 1992. The sale was conventionally financed and represented cash to the seller. The property sold on June 13, 2002 for $1,069,000 ($946 per square foot), after being on the market for 1,069 days.

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 95

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[PICTURE]

                            SALE 3: 114 NEALE STREET

This property is located northeast of the subject along Neale Street. This area is located away from the downtown core and is clearly inferior to the subject. This residence was constructed in 1886 and is situated on a site that totals 6,000 square feet. The frame structure has a total heated living area of 1,780 square feet. The condition of the property was reported to be excellent at the time of sale. The site has onsite parking with no garage. There were four bedrooms and two bathrooms; there was no basement. The property was remodeled in 1992. The sale was conventionally financed and represented cash to the seller. The property sold on May 26, 2002 for $1,069,000 ($829 per square foot), after being on the market for 573 days.

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 96

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[PICTURE]

                            SALE 4: 113 EAST HOPKINS

This property is located two blocks south of the subject in the West Ned neighborhood. Although not located along Main Street, the location shares in the same proximity with the downtown core and ski area. This residence was constructed in 1888 and is situated on a site that totals 6,000 square feet. The frame structure has a total heated living area of 2,927 square feet. The condition of the property was reported to be excellent at the time of sale. The site has a one car garage. There were three bedrooms and three bathrooms; the home had an unfinished basement as well. The property was remodeled in 1989. The sale was conventionally financed and represented cash to the seller. The property sold on February 20, 2003 for $1,800,000 ($615 per square foot), after being on the market for 192 days.

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 97

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[PICTURE]

                            SALE 5: 134 WEST HOPKINS

This property is located one block west of Sale 4 and two blocks south of the subject in the West Ned neighborhood. Although not located along Main Street, the location shares in the same proximity with the downtown core and ski area. This residence was constructed in 1888 and is situated on a site that totals 3,000 square feet. The frame structure has a total heated living area of 1,862 square feet. The condition of the property was reported to be excellent at the time of sale. The site has onsite parking with no garage. There were three bedrooms and two bathrooms; the home had an unfinished basement as well. The property was remodeled in 1995. The sale was conventionally financed and represented cash to the seller. The property sold on June 15, 2002 for $1,900,000 ($1,020 per square foot), after being on the market for 595 days.

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 98

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[PICTURE]

                            SALE 6: 533 WEST FRANCIS

This property is located northwest of the subject in the residential area known as the North End. The area is inferior to the subject in terms of proximity to the downtown and ski area. This residence was constructed in 1880 and is situated on a site that totals 9,000 square feet. The frame structure has a total heated living area of 2,000 square feet. The condition of the property was reported to be average at the time of sale. The site has onsite parking with no garage. There were two bedrooms and one bathroom; the home had no basement. The property was remodeled in 1960. The sale was conventionally financed and represented cash to the seller. The property sold on July 1, 2002 for $2,100,000 ($1,050 per square foot), after being on the market for 595 days.

THE SARDY HOUSE - ASPEN, COLORADO                                        PAGE 99

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[PICTURE]

                            SALE 7: 635 WEST BLEEKER

This property is located northwest of the subject in the residential area known as the North End. The area is inferior to the subject in terms of proximity to the downtown and ski area. This residence was constructed in 1890 and is situated on a site that totals 9,000 square feet. The frame structure has a total heated living area of 1,594 square feet. The condition of the property was reported to be excellent at the time of sale. The site has a one-car garage. There were three bedrooms and three bathrooms; the home had an unfinished basement as well. The property was remodeled in 1980. The sale was an all cash transaction. The property sold on March 3, 2002 for $2,200,000 ($1,380 per square foot), after being on the market for 586 days. A later sale of this property occurred after the 9,000 square foot lot was split; that selling price was $1,550,000, or $730 per square foot for the house and 4,216 square foot lot..

..

THE SARDY HOUSE - ASPEN, COLORADO                                       PAGE 100

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[PICTURE]

                            SALE 8: 333 WEST BLEEKER

This property is located northwest of the subject in the residential area known as the North End. The area is inferior to the subject in terms of proximity to the downtown and ski area. This residence was constructed in 1909 and is situated on a site that totals 9,000 square feet. The frame structure has a total heated living area of 1,866 square feet. The condition of the property was reported to be average at the time of sale. The site has a one-car garage. There were three bedrooms and two bathrooms; the home had no basement. The property was remodeled in 2001. The sale was an all cash transaction. The property sold on July 29, 2002 for $2,400,000 ($1,286 per square foot), after being on the market for 405 days.

THE SARDY HOUSE - ASPEN, COLORADO                                       PAGE 101

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[PICTURE]

                         SALE 9: 710 NORTH THIRD STREET

This property is located north of the subject in the residential area known as the North End. The area is inferior to the subject in terms of proximity to the downtown and ski area. This residence was constructed in 1890 and is situated on a site that totals 7,350 square feet. The frame structure has a total heated living area of 3,104 square feet. The condition of the property was reported to be average at the time of sale. The site has onsite parking with no garage. There were four bedrooms and four bathrooms; the home also had a finished basement. The property was remodeled recently. The sale was an all cash transaction. The property sold on August 29, 2001 for $2,500,000 ($805 per square foot), after being on the market for 148 days.

THE SARDY HOUSE - ASPEN, COLORADO                                       PAGE 102

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[PICTURE]

                            SALE 10: 432 WEST FRANCIS

This property is located north of the subject in the residential area known as the North End. The area is inferior to the subject in terms of proximity to the downtown and ski area. This residence was constructed in 1888 and is situated on a site that totals 9,000 square feet. The frame structure has a total heated living area of 5,270 square feet. The condition of the property was reported to be excellent at the time of sale. The site has a one-car garage. There were six bedrooms and five bathrooms; the home also had a finished basement and radiant heating. The property was remodeled in 1994. The sale was an all cash transaction. The property sold on February 19, 2002 for $5,275,000 ($1001 per square foot), after being on the market for 114 days.

THE SARDY HOUSE - ASPEN, COLORADO                                       PAGE 103

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VALUATION CONCLUSION:

The goal of this analysis was to evaluate the subject's market value potential using the above sales from the Aspen market as a basis of comparison. The appraisers focused on the main residential section of the subject using the above sales as comparisons. The remaining rear lodging section was essentially unchanged from its lodging use and was considered separately.

Adjustments were applied both quantitatively and qualitatively. Sales 10, 7, 8, and 4 were given the greatest weighting. Based on these factors, the appraisers conclude a unit value of $1,150 PER SQUARE FOOT for the subject. This represented a blended rate, based on the following building breakdown:

==========================================================================
ORIGINAL HOUSE           BASEMENT        414.8      $  450     $   186,660
--------------------------------------------------------------------------
                         LEVEL 1       1,535.9      $1,450     $ 2,226,983
--------------------------------------------------------------------------
                         LEVEL 2       1,476.5      $1,450     $ 2,140,954
--------------------------------------------------------------------------
                         LEVEL 3         489.4      $  700     $   342,601
--------------------------------------------------------------------------

--------------------------------------------------------------------------
NEW ADDITION             BASEMENT      1,166.6      $  450     $   524,970
--------------------------------------------------------------------------
                         LEVEL 1         694.5      $1,150     $   798,675
--------------------------------------------------------------------------
                         LEVEL 2       1,159.6      $1,200     $ 1,391,568
--------------------------------------------------------------------------
                         LEVEL 3         718.0      $1,200     $   861,612
--------------------------------------------------------------------------

--------------------------------------------------------------------------
OLD CARRIAGE HOUSE       LEVEL 1         504.8      $1,450     $   731,960
--------------------------------------------------------------------------
                         UPSTAIRS        591.1      $1,450     $   857,037
--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------
                                                     TOTAL     $10,063,020
--------------------------------------------------------------------------
                                                    PER SF     $     1,150
==========================================================================

CARRIAGE INN SECTION

The remaining area of the subject is set for use as a lodging component of the single family use. While the appraisers were comfortable with using sales of single family residences in Aspen to value the original structure and area that was attached to the original structure (such as the original carriage house), the rear section added in 1985 was clearly to remain for use as a lodging component of the subject. The

THE SARDY HOUSE - ASPEN, COLORADO                                       PAGE 104

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appraisers referred to the "as is" analysis and applied a rate of $600 per square foot for this section.

The following table summarizes the valuation components of the subject "as completed":

                             DIRECT SALES COMPARISON
                                 CONCLUDED VALUE

=====================================================================
Price/Sq Ft                   X   Area                  =    Value
---------------------------------------------------------------------
   $1,150                     X 8,751 SF                = $10,063,650
---------------------------------------------------------------------
   $  600                     X 7,049 SF                = $ 4,229,400
=====================================================================
                             TOTAL VALUE                  $14,293,050
=====================================================================

THIS TOTAL VALUE WAS THEN ROUNDED TO $14,300,000.

                   CONCLUDED VALUE VIA DIRECT SALES COMPARISON
                           $14,300,000 "AS COMPLETED"
                             AS OF DECEMBER 1, 2003

THE SARDY HOUSE - ASPEN, COLORADO                                       PAGE 105

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                                     PART VI
                               RECONCILIATION AND
                             OPINION OF FINAL VALUE

The pertinent approaches to value have been extensively detailed in this appraisal analysis. A summary of the conclusions of each of these individual approaches indicates the following:

         COST APPROACH:                            NOT USED

         THE COST OF REPRODUCING OR REPLACING THE SUBJECT PROPERTY, LESS DEPRECIATION FROM ALL SOURCES, PLUS THE LAND VALUE AS DETERMINED THROUGH MARKET COMPARISON.

         DIRECT SALES COMPARISON APPROACH:    $ 8,000,000 "AS IS"
                                              $14,300,000 "AS COMPLETED"

         THE VALUE AS INDICATED BY RECENT SALES OF COMPARABLE PROPERTIES, AS ADJUSTED TO ACCOUNT FOR ALL DIFFERENCES IN PHYSICAL, LOCATIONAL AND ECONOMIC CHARACTERISTICS.

         INCOME APPROACH:                     $ 6,700,000 "AS IS"

         THE VALUE WHICH CAN BE SUPPORTED BY THE PROPERTY'S NET EARNING CAPACITY, BASED UPON CAPITALIZATION OF THE NET INCOME IMPUTABLE TO THE PROPERTY.

The final step in the appraisal process is the correlation of the three approaches in such a way as to detail the strengths and weaknesses of each approach. In evaluating these approaches, the appraiser has taken into account the purpose of the appraisal, the quality and quantity of the appraisal data, and the type of property. These considerations have provided indications of the weight given to each approach.

THE SARDY HOUSE - ASPEN, COLORADO                                       PAGE 106

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THE COST APPROACH

As a complete appraisal, all three approaches to value were considered to value the subject. The cost approach, unfortunately, suffered from several severe deficits that ultimately led to its exclusion outright as a valid approach to value.

"AS IS" CONCLUSION

The subject represents a bed and breakfast property in very good condition. While the income data reflected recent difficult time in terms of lodging properties in Aspen, it should be pointed out that several new projects are underway and that the overall economic climate in this market is expected to become stronger through 2003 and 2004.

The direct sales comparison approach provided four recent sales of lodging properties that represented the best available sales from the market. The adjustments were somewhat robust, given the conditional and functional issues associated with the subject "as is." Overall, this approach provided a good framework to value the subject "as is."

The income approach provided support to the direct sales comparison approach, although the configuration of the subject made it somewhat problematic. The restaurant use and the historicity of the subject rendered the income approach less comparable to market data. The appraisers attempted to rectify this, but the final conclusion was less reliable than the direct sales comparison approach. The appraisers simply felt that the income approach did not adequately reflect the historical appeal of the subject.

Overall, the greatest weighting was afforded the direct sales comparison approach. A reconciled value of $7,700,000 was concluded for the subject "as is."

"AS COMPLETED" CONCLUSION

All three approaches to value were considered in determining the subject's "as completed" value. Based on already described concerns with the cost approach, it was excluded from consideration for the "as completed" valuation.

Likewise, the use as a single family residence made the income approach not viable. The appraisers relied on the direct sales comparison approach solely in this analysis. Overall, this approach was considered to be reliable enough, given the number of sales available from the market. The data's comparability was

THE SARDY HOUSE - ASPEN, COLORADO                                       PAGE 107

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also sound and the appraisal judgment used was reasonable as well. The rear addition did pose some valuation obstacle, given that it was clearly remaining a lodging use. The appraisers applied a more commercially oriented rate to that section of the subject to compensate for this.

CONCLUSION

After these considerations, it is our opinion that the market value of the subject "as is" and "as proposed" is as follows:

                             CONCLUDED MARKET VALUE
                               $7,700,000 "AS IS"
                             AS OF FEBRUARY 7, 2003

                           CONCLUDED PROSPECTIVE VALUE
                           $14,300,000 "AS COMPLETED"
                             AS OF DECEMBER 1, 2003

THE SARDY HOUSE - ASPEN, COLORADO                                       PAGE 108

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                                    PART VII
                          LIMITATIONS OF THIS APPRAISAL

This appraisal report, the letter of transmittal and the certification of value, are made expressly subject to the following assumptions and limiting conditions, and any special assumptions and limiting conditions contained elsewhere which are incorporated herein by reference.

GENERAL ASSUMPTIONS

1.       LEGAL AND TITLE CONSIDERATIONS PERTAINING TO THE PROPERTY

- This appraisal is subject to the accuracy of the legal description furnished to the appraiser. The Appraiser assumes no responsibility for the legal description provided or for matters pertaining to title or legal considerations, nor does the appraiser render any opinion as to the title, which is assumed to be good and marketable, with ownership in fee simple or leased fee interest, as stated.

      Unless otherwise indicated, all liens and encumbrances which may exist have been disregarded, and the property is appraised as though it were free and clear of any such impediments that might impact value.

2.    ILLUSTRATIVE MATERIAL AND INFORMATION PROVIDED BY OTHERS

- All engineering studies and architectural plans provided are assumed to be correct.

- Plans and illustrative material in this report may show approximate dimensions and are included only to assist the reader in visualizing the property. The Appraiser has made no survey of the property.

- Information, estimates, and opinions furnished to the Appraiser, and contained in the report, were obtained from sources considered reliable and are believed to be true and correct. However, no responsibility for the accuracy of such items is assumed by the Appraiser, nor is warranty given for its accuracy.

3.    PROPERTY UTILIZATION

-     Responsible ownership and competent management of the property is assumed.

- It is assumed that the utilization of the land and improvements is within the boundaries or the property described in the report and that there is no encroachment or trespass, unless noted in the report.

THE SARDY HOUSE - ASPEN, COLORADO                                       PAGE 109

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-     Unless non-compliance is stated and considered, it is assumed that the property and its operations are in full compliance with all applicable Federal, State, Local Government or private entity regulations, laws, zoning requirements, covenants or other restrictions. It is further assumed that all required licenses, regulations, certificates of occupancy, permits, or other consents have been or can be obtained or renewed for any use on which the value estimate is based, unless non-conformity is identified, described and considered in this report.

4.    SCOPE OF THE INSPECTION, PROPERTY CONDITIONS

- Only a visual, surface inspection of the property has been made by the Appraiser. The Appraiser assumes that there are no hidden or unapparent on-site or off-site conditions of the property or subsoil which would render it more of less valuable, or affect the health or safety of the occupants.

- Unless otherwise stated and considered, the existence of hazardous materials, which may or may not be present, was not observed by the Appraiser and the value estimate is predicated on the assumption that there is not asbestos, urea-formaldehyde foam insulation, nor any other potentially hazardous materials which may affect the value of the property. The Appraiser has no expertise in identification of hazardous materials, therefore we recommend that parties concerned obtain independent investigation by qualified experts. The Appraiser assumes no responsibility for such conditions, or for the engineering which might be required to discover such factors. The Client is urged to retain an expert in this field, if desired.

- Nothing in this report should be deemed a certification or guaranty as to the structural and/or mechanical soundness of the building(s) and systems that relate to the functions and operations of the property. Rather the appraisal assumes functions, operations, and energy efficiency levels are satisfactory and consistent with the age of the property, unless otherwise noted. The Client is urged to retain experts in analysis of such systems, if desired.

5.    PERSONAL PROPERTY

- All personal property, furnishings and equipment, except those specifically indicated, have been disregarded by the appraiser, unless otherwise noted. Only the real estate has been considered.

6.    APPRAISALS MADE SUBJECT TO COMPLETION

- On all appraisals subject to satisfactory completion, repairs, or alterations, the appraisal report and value conclusion are contingent upon completion of the improvements according to specifications and as stated in the report, and in

THE SARDY HOUSE - ASPEN, COLORADO                                       PAGE 110

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      compliance with all laws, regulations and other restrictions, in a workmanlike manner, and without delay. Represented designs and engineering are assumed to be correct and adequate.

7.    APPRAISAL USE

- The use of this appraisal is specifically restricted to the intended user, identified as the client, specified in this report and its intended use. NO OTHER PERSONS ARE AUTHORIZED TO READ OR POSSESS THIS APPRAISAL REPORT. If the client releases this appraisal to another party, the Client assumes all responsibility for any unintended outcomes associated with that release.

8.    ENVIRONMENTAL DISCLAIMER

- The Appraiser makes the following standard statement on assumptions and limiting conditions on environmental matters:

      "Unless otherwise stated in this report, the existence of hazardous substances, including without limitation asbestos, polychlorinated biphenyls, petroleum leakage, or agricultural chemicals, which may or may not be present on the property, or other environmental conditions, were not called to the attention of nor did the appraiser become aware of such during the appraiser's inspection. The appraiser has no knowledge of the existence of such materials on or in the property unless otherwise stated. The appraiser, however, is not qualified to test such substances or conditions. If there is a presence of such substances, such as asbestos, urea formaldehyde foam insulation, or other hazardous substances or environmental conditions, it may affect the value of the property, the value estimated is predicated on the assumption that there is no such condition on or in the property or in such proximity thereto that it would cause a loss in value. No responsibility is assumed for any such conditions, nor for any expertise or engineering knowledge required to discover them."*

      *Standards of Professional Appraisal Practice of the Appraisal Institute; Guide Note 8, "The Consideration of Hazardous Substances in the Appraisal Process", effective January 1, 1991.

      The Appraiser makes the additional statement on assumptions and limiting conditions on environmental matters, specific to the subject property:

      The subject has not been inspected by the Appraiser with respect to the existence of hazardous environmental substances. The Appraiser is not qualified to test for hazardous materials, and the Client and Investor should recognize that their existence is possible on this property. Appropriate investigation into the history of the site, and possible inspection and testing by qualified personnel, would be a prudent requirement of the Client and Investor. For the purposes of this appraisal, the property is assumed to be free of contaminants, but the Client/Investor should

THE SARDY HOUSE - ASPEN, COLORADO                                       PAGE 111

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      recognize that environmental contamination, if it exists on the property, could result in substantial depletion of the value stated.

9.       LIMITATIONS RELATED TO THE DEFINITION OF VALUE

- The value estimated under the specified value definition is "the most probable price which a property should bring".

      As a point of clarification, the definition of value represents what a prudent, knowledgeable purchaser, under no necessity to buy would be willing to pay to purchase the property in a current sale. By this, value is representative of the price paid by the seller, not the net proceeds to the buyer. That is, the value does not consider payment of current sales commissions, title policy fees, legal fees, liens, past due taxes, or other disposition costs.

10.   UNAVAILABLE SURVEY DATA

- A current survey was not provided to the appraiser. It is assumed that the property is unaffected by adverse easements, encroachments on or by the property, or adverse limitations by title on the use of the property, including but not limited to protective covenants.

      The provision of studies to discover this information requires both direct authorization from the property owner and contracting for separate services other than appraisal services, and is considered to be beyond the scope of the appraisal services. The client is advised to obtain appropriate surveys, title reports, or other data to confirm that the property is unaffected by matters related to adverse conditions and restrictions or limitations on use.

11.      AMERICANS WITH DISABILITIES ACT (ADA) MATTERS

- To the best of the Appraiser's knowledge, the existing subject building has not been audited with respect to the Americans With Disabilities Act ("ADA"), and the Appraiser has made no assumptions with respect to the need for possible modifications to the property which may be required by the ADA.

      ADA BACKGROUND

      The purpose of the ADA is to bring disabled persons within the economic and social mainstream of American life. In essence, it requires employers to provide equal opportunities for employment and requires places which are open to the public to give the disabled equal opportunities to participate in commerce, within the some limits.

      Title III of the ADA covers all "places of public accommodation" and all "commercial facilities." The distinction is important because places of public accommodation may

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      be required to make changes to existing facilities whereas commercial facilities are not required to make changes to existing facilities under Title III. However, both must comply with the ADA and the Americans Wit h Disabilities Act Accessibility Guidelines ("ADAAG") with respect to newly constructed facilities and alterations.

      A place of public accommodation is essentially any facility or part of a facility which is privately operated and which is open to the public. The term facility includes all or any portion of buildings, structures, sites, complexes, equipment, conveyances, roads, walks, passageways, parking lots, or other real or personal property, including the site where the building, property, structure, or equipment is located. A commercial facility is any facility which is intended for nonresidential use and whose operations affect commerce. Obviously, many places of public accommodation are also commercial facilities but not all commercial facilities are public accommodations.

      BARRIER REMOVAL IN EXISTING FACILITIES

      Title III requires removal from places of public accommodation all communication barriers which are structural in nature and all architectural barriers if that is readily achievable. If that is not readily achievable, then alternative methods must be employed to give disabled persons equal access if the alternative methods are readily achievable. Readily achievable means easily accomplished or able to be carried out without much difficulty or expense.

      ALTERATIONS:

      Any alteration to a place of public accommodation or commercial facility begun after January 26, 1992 must comply with ADAAG to the maximum extent feasible. To the maximum extent feasible means to the extent that it is technically feasible to comply with ADAAG. An alteration is change to a place of public accommodation or a commercial facility that affects or could affect the usability of the building or facility or any part thereof. It includes remodeling, renovation, rehabilitation, reconstruction, restoration, changes or rearrangement in structural parts or elements, and changes or rearrangement in the plan configuration of walls and full height partitions.

      If an alteration affects or could affect the usability of or access to a primary function area of a facility, then the paths of travel to and from the primary function area and certain other areas serving the primary function area must be readily accessible to an d usable by disabled individuals. A primary function area is an are a where a major activity takes place. If the paths of travel must b e altered to comply, they must be altered to the maximum extent feasible.

      A path of travel includes a continuous, unobstructed way of pedestrian passage between the primary function area and the entrance, walks, sidewalks, curb ramps, other ramps, lobbies, corridors, rooms, other improved areas, parking access aisles,

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      and elevator. The term also includes restrooms, telephones, and drinking fountains serving the primary function area.

      NEW CONSTRUCTION

      Facilities designed and newly constructed for first occupancy after January 26, 1993 must comply with the ADA and ADAAG to the extent that it is not structurally impracticable. Structural impracticability means that the unique characteristics of the land prevent the incorporation of accessibility features in a facility.

      FACILITIES

      Generally, facilities must comply with the ADA and ADAAG to the same extent as other facilities unless compliance would threaten or destroy the significance of the facility.

      FURTHER CONSIDERATIONS FOR APPRAISAL REPORT USERS

      The client and all users and readers of this report are advised of the following:

      1. Compliance with Title III of the ADA does not insure compliance with any other provisions of the ADA.

      2. Compliance with the applicable building and other codes does not insure compliance with the ADA.

      3. The ADA is a relatively new, quickly evolving, and unsettled area of the law with no clear guidance, especially with respect to the terms readily achievable, structural impracticability, and to the maximum extent feasible. The courts are the final arbiters of what is required under the ADA.

      4. Although the Appraiser has some familiarity with the ADA, the appraiser is not an expert in ADA matters, and does not have all the necessary business information or business expertise required under the ADA to make a fully informed decision with respect to whether an action is required by the ADA.

      5. Analysis of possible actions required to comply with the ADA is beyond the scope of this report and may require the services of an architect, attorney, and other experts.

      6. The client and all other users and readers of this report are advised that this report is not intended as nor can it be relied upon as legal or other expert advice regarding the ADA; further, the client and all other users and readers of this report are strongly advised to seek legal and other expert advice regarding ADA matters. The only two purposes of this section are to set forth any ADA assumptions made by the Appraiser in appraising the property and to provide general information about Title III of the ADA, to the extent that it addresses accessibility in places of public

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      accommodation and commercial facilities. Any party which accepts, uses or relies upon this report, acknowledges and accepts the foregoing.

GENERAL LIMITING CONDITIONS

1.    ALLOCATION OF VALUE

- Any allocation of the total value estimated in this report between the land and improvements applies only under the stated program of utilization. Separate values allocated for land and improvements must not be used in conjunction with any other appraisal and are invalid if so used.

2.    POSSESSION, CONFIDENTIALITY, DISTRIBUTION AND USE OF REPORT

- Possession of this report, or a copy thereof, does not carry with it the right of publication.

- Information contained in the appraisal may be utilized by the specified Client, but the report remains the property of Rocky Mountain Valuation Specialists LLC.

- This report shall not be used by anyone but the Client specified in the report without the Appraiser's prior written approval, and then only in its entirety.

- Neither all nor any part of the contents of this report shall be used for any purposes by anyone other than the Client specified in this report, or conveyed to the public through advertising, public relations, news, sales, or other media, without the written consent and approval of the Appraiser, particularly as to the value conclusions, identity or designation of the Appraiser or reference to the firm or appraisal organization with which the Appraiser is affiliated.

- All conclusions and opinions concerning the analysis which are set forth in the report were prepared by the Appraisers whose signatures appear on the appraisal report. No change of any item in the report shall be made by anyone other than the Appraisers, and the Appraisers' firm shall have no responsibility if any such unauthorized change is made.

- Disclosure of the contents of the appraisal report is governed by the by-laws and Regulations of the professional organizations with which the Appraiser is affiliated.

3.    LIMITATIONS OF THE APPRAISAL SERVICES

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-     The Appraiser is not required to give testimony or to appear in court by reason of this appraisal with reference to the property in question, unless arrangements have previously been made therefore.

- The contract for appraisal, consultation or analytical service is fulfilled and the total fee payable upon completion of the report. The Appraisers or those assisting in preparation of the report will not be asked or required to engage in post-appraisal consultation with the Client or third parties except under separated and special arrangement and at an additional fee.

- Liability of the Appraisers is limited to the elected fee for preparation of the appraisal. Rocky Mountain Valuation Specialists LLC, as well as any employee, agent or officer thereof, shall be completely indemnified against any and all losses, claims, damages liabilities, costs or expenses to which the recipient and/or third party user may become subject. There is no accountability or liability to any third party.

- Opinions of value contained in this report are estimates. There is no guarantee, written or implied, the subject property will sell or lease for the indicated amounts.

- Acceptance and use of information in this report in any manner or purpose is acknowledgment that the entire report has been read by the user and that he agrees with the conclusion and the data contained in this report.

- The Client agrees to notify the appraiser of any error, omissions or invalid data within 15 days of receipt of the appraisal and return the report along with all copies to the Appraiser for correction prior to any use whatsoever.

4.    AUXILIARY REPORTS AND RELATED DATA BY OTHERS

- Unless stated otherwise, no auxiliary studies or reports related to the property, such as surveys, environmental impact reports, special market studies, highest and best reports, feasibility analysis, or reports regarding modifications to the property for either compliance with he Americans with Disabilities Act, structural, or other reasons, have been furnished or reported to the Appraiser by the Client. Data presented with respect to the subject's ownership, marketing, and income history is as made available through the Client or readily accessed public sources. The Appraiser assumes that pertinent data is not being withheld by the Client, the Borrower, or related parties. Provision of such auxiliary data, or the discovery of same by the appraiser, is beyond the scope of the appraisal services contracted. The Appraisers reserve the unlimited right to alter, amend, revise or rescind any of the statements, findings, opinions, values, estimates, or conclusions upon any discovery or provision of such data or analysis, subsequent to it becoming known to the Appraisers.

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                                    PART VIII
                             CERTIFICATION OF VALUE

CERTIFICATION STATEMENT

The undersigned do hereby certify that, to the best of our knowledge and belief:

      - the statements of fact contained in this report are true and correct.

      - the reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, impartial and unbiased professional analyses, opinions, conclusions and recommendations.

      - we have no present or prospective interest in the property that is the subject of this report, and we have no personal interest with respect to the parties involved.

      - we have no bias with respect to any property that is the subject of this report or to the parties involved with this assignment.

      - our engagement in this assignment was not contingent upon developing or reporting predetermined results.

      - our compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

      - our analyses, opinions, and conclusions were developed, and this report prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

      - M. Steven Kane has made a personal inspection of the property that is the subject of this report; Mark Linne did NOT inspect the subject.

      - no one provided significant real property appraisal assistance or appraisal consulting assistance to the persons signing this certification.

      - the use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

      - the appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

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      -     that as of the effective date of this report, all appraisers involved with the preparation and reporting of this assignment are in good standing both with the Appraisal Institute, as well as the Colorado State Board of Real Estate Appraisers.

      - as of the date of this report, Mark R. Linne has completed the requirements of the continuing education program of the Appraisal Institute.

                                (revised 2-04-03)

                             CERTIFICATION OF VALUE

It is our opinion, that subject to the General Assumptions and Limiting Conditions, Extraordinary Assumptions and Hypothetical Conditions as set forth in this appraisal, the concluded fee simple market value "as is" and the prospective value "as completed" of the subject property, identified as The Sardy House, located in Aspen, Colorado, are as follows:

                             CONCLUDED MARKET VALUE
                               $7,700,000 "AS IS"
                             AS OF FEBRUARY 27, 2003

                           CONCLUDED PROSPECTIVE VALUE
                           $14,300,000 "AS COMPLETED"
                             AS OF DECEMBER 1, 2003


/s/ Mark R. Linne                                    /s/ M. Steven Kane
------------------------------                       --------------------------
Mark R. Linne, MAI, CAE, ASA(1)                      M. Steven Kane
Managing Director                                    Commercial Appraiser
ROCKY MOUNTAIN VALUATION SPECIALISTS LLC             COLORADO CERTIFIED GENERAL
COLORADO CERTIFIED GENERAL                           APPRAISER #CG40013915
APPRAISER #CG01313422

THE CERTIFIED GENERAL APPRAISER LEVEL LICENSES THE ABOVE INDIVIDUALS TO PERFORM APPRAISALS ON ALL TYPES OF REAL PROPERTY IN COMPLIANCE WITH COLORADO STATE LAW,
SECTION 12-61-706, C.R.S., AND TITLE XI OF THE FEDERAL FINANCIAL INSTITUTIONS REFORM, RECOVERY, AND ENFORCEMENT ACT OF 1989 ("FIRREA").

1 - MAI DESIGNATED BY THE APPRAISAL INSTITUTE, CAE DESIGNATED BY THE INTERNATIONAL ASSOCIATION OF ASSESSING OFFICERS, ASA DESIGNATED BY THE AMERICAN SOCIETY OF APPRAISERS

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                            APPRAISAL QUALIFICATIONS
                             MARK R. LINNE, MAI, CAE

PROFESSIONAL EXPERIENCE:

      ROCKY MOUNTAIN VALUATION SPECIALISTS, LLC ( 1997 TO PRESENT)

      MANAGING DIRECTOR

      Valuation and real estate counseling on major urban properties and portfolios, including financial and feasibility analysis, appraisal reviews, consulting and expert testimony. Broad-based experience in a variety of diverse property types, including specific expertise in office buildings, lodging properties, developmental vacant land, shopping centers, congregate care properties, mobile home communities, and other diverse property types; Geographic assignments include all of the Colorado Front Range, as well as the mountain resorts of Vail, Avon/Beaver Creek, Silverthorne, Frisco and Breckenridge.

      VALUATION RESEARCH CORPORATION ( 1991 TO 1997)

      EXECUTIVE VICE PRESIDENT, MEMBER OF THE BOARD OF DIRECTORS, DIRECTOR OF VALUATION SERVICES;

      Valuation and real estate counseling on major urban properties and portfolios, including financial and feasibility analysis, appraisal reviews, consulting and expert testimony. Member of development team responsible for the creation of VALUECHECK software, capable of valuing over 750,000 residential properties along the Colorado Front Range.

      THE VALEX GROUP, INC. (1992-1995)

      Executive Vice President/Valuation Services

      Responsible for the operation of the valuation services function of affiliated organization: consultation with attorneys, tax consultants and assessment professionals to coordinate ad-valorem litigation strategies; Coordination of mass appraisal Services to assessors and their staffs; expert witness/consulting for delineated groups; specific application strategies for Computer Assisted Mass Appraisal (CAMA) for both domestic and

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      international end-users. The firm was merged in 1996 into Valuation
      Research Corporation.

      CITY & COUNTY OF DENVER, COLORADO (1984 - 1991)

      COMMERCIAL PROPERTY APPRAISAL SPECIALIST

      Progressively greater responsibilities in all facets of residential and commercial appraisal; functioned as assistant supervisor of commercial section responsible for the analysis and valuation of the $3.2 billion dollar Denver Central Business District, as well as all lodging properties within Denver; assignments included many of the most complex valuation assignments in the State.

RELATED EDUCATIONAL BACKGROUND:

      UNIVERSITY OF COLORADO:
            BS: Business Administration

      AMERICAN INSTITUTE OF REAL ESTATE APPRAISERS:
            Real Estate Appraisal Principles
            Basic Valuation Procedures
            Capitalization Theory and Techniques, Part 1 & 2

      SOCIETY OF REAL ESTATE APPRAISERS:
            Standards of Professional Practice
            Residential Valuation Techniques
            Income Property Valuation Techniques

      APPRAISAL INSTITUTE:
            Market Analysis
            Standards of Professional Practice-Part A, Part B, Part C Real Estate Case Studies
            Report Writing and Valuation Analysis
            Comprehensive Appraisal Seminar
            Appraisal Consulting
            Subdivision Analysis
            Symposium-Globalization of Real Estate
            Business Enterprise Valuation
            Appraisal Review: Residential and Commercial
            Appraisal of Senior Housing and Care Properties
            Appraisal in Litigation

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            Concept and Application of Regression Analysis
            Lease Abstracting and Analysis
            Impact of Wetlands
            Valuation of Detrimental Conditions
            Market Demand Analysis Seminar

      AMERICAN SOCIETY OF FARM MANAGERS AND RURAL APPRAISERS:
            Conservation Easements
            Federal Land Exchanges & Acquisitions
            Water Rights Seminar

      INTERNATIONAL ASSOCIATION OF ASSESSING OFFICERS:
            Income Approach to Valuation
            Development and Writing of Narrative
                     Appraisal Reports
            Policy Developments In The Property Tax
            Fifty-Sixth International Conference On
                     Assessment Administration, Montreal, Quebec

      UNIVERSITY OF DENVER: SCHOOL OF REAL ESTATE & CONSTRUCTION MANAGEMENT:
            Investment Property Appraisal

      UNIVERSITY OF COLORADO:
            Techniques of Real Property Appraisal
            Feasibility Study Analysis

PROFESSIONAL DESIGNATIONS/ASSOCIATION MEMBERSHIPS:

      APPRAISAL INSTITUTE:
            MEMBER (MAI)
            Ethics and Counseling Regional Panel
            Appraisal Journal Review Committee
                     Vice Chairman
            Educational Publications Committee
            Editorial Revision Committee
                     The Dictionary of Real Estate Appraisal
            Editorial Advisory Board
                     Valuation Insights and Perspectives

      INTERNATIONAL ASSOCIATION OF ASSESSING OFFICERS:

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            CERTIFIED ASSESSMENT EVALUATOR (CAE)
            Colorado Professional Designation Advisor: 1991-2002
            Colorado National Representative: 1990-1993
            National Ad-Hoc Committee on
                     Computer Assisted Valuation (CAMA)
            National Instructor Training Program

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      COLORADO BOARD OF REAL ESTATE APPRAISERS:
            Colorado Certified General Appraiser
            Appraiser #CGO1313422
            Certified through December 31, 2003

      COLORADO ASSOCIATION OF TAX APPRAISERS
            Conference Speaker
            Second Vice-President
            Adjunct Committee Member
            Board Member

AWARDS, APPOINTMENTS AND PRESENTATIONS:

      COLORADO STATE BOARD OF ASSESSMENT APPEALS:
            Appointed Member by Governor; Confirmation by Senate

      IAAO DONEHOO ESSAY AWARD WINNER:
            Best Technical Article On Appraisal

      APPRAISAL INSTITUTE SCHMUTZ AWARD:
            Finalist For "Appraisal Valuation Modeling"

      IAAO NORMAN REGISTER SCHOLARSHIP

      APPRAISAL INSTITUTE-SOUTHERN CALIFORNIA CHAPTER:
            Seminar Presentation:  Valuation Modeling: 1999

EXPERT APPRAISAL WITNESS:

      Qualified as an expert witness before FEDERAL DISTRICT COURT, FEDERAL BANKRUPTCY COURT, JEFFERSON COUNTY and DENVER DISTRICT COURT and the COLORADO STATE BOARD OF ASSESSMENT APPEALS.

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PUBLICATIONS:

      TEXTBOOKS:

      "A GUIDE TO APPRAISAL VALUATION MODELING" Principal Author: July, 2000 Publication by The Appraisal Institute

      "PRACTICAL APPLICATIONS IN APPRAISAL VALUATION MODELING AND DESIGN" Principal Author: Scheduled Publication by The Appraisal Institute for 2002.

      PERIODICALS:

      "THE NECESSITY FOR STRATEGIC ALLIANCES: OPPORTUNITIES FOR PUBLIC/PRIVATE SECTOR SYNTHESIS", Appraisal Institute On-Line Publication, Winter, 2001.

      "BREAKING THE PARADIGM: ALTERNATIVE APPRAISAL RECRUITMENT STRATEGIES", Appraisal Insights and Perspectives, Spring, 1997.

      "APPRAISERS AND STATISTICS: ADAPTATION OR EXTINCTION", Appraisal Insights and Perspectives, Winter, 1996.

      "AUTOMATED APPRAISALS DEBUT IN COLORADO", Colorado Real Estate Journal, December, 1996.

      "HOTEL AND MOTEL VALUATION: AN ASSESSMENT PERSPECTIVE", Assessment Digest, September/October, 1990.

      "LODGING AND HOSPITALITY VALUATION GUIDE", City and County of Denver, Colorado, 1990.

      "OPPORTUNITY AMID CHAOS: APPRAISAL CHALLENGES FOR
      THE 1990'S AND BEYOND", Assessment Digest, September/October, 1991.

      "DEFINING AND RESPONDING TO CLIENT NEEDS", Colorado Real Estate Journal, April, 1992.

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                  REPRESENTATIVE APPRAISAL/CONSULTING CLIENTS:

INSTITUTIONAL CLIENTS

      GMAC INSTITUTIONAL ADVISORS
      UBS WARBURG
      MERRILL LYNCH SMALL BUS CAP
      AMERUS CAPITAL MANAGEMENT
      FIRST UNION SMALL BUS CAP
      ABN AMRO
      DEUTSCHE BANK

LENDING CLIENTS

      GUARANTY BANK & TRUST
      FIRSTBANKS OF COLORADO
      BANK OF DENVER
      AFFINITY BANK
      CITYWIDE BANKS
      BANK OF AMERICA
      WELLS FARGO
      VECTRA BANK
      UNION BANK AND TRUST
      WESTSTAR BANK
      ALPINE BANKS
      NORTHERN BANK & TRUST
      COLORADO BUSINESS BANK
      COMMERCIAL FEDERAL
      FIRST UNITED BANK
      MOUNTAIN STATES BANK
      ARAPAHOE BANK AND TRUST
      MESA NATIONAL BANK
      COLORADO STATE BANK & TRUST
      COMPASS BANK
      BANK OF COLORADO
      FRONT RANGE BANK

FOUNDATIONS

      EL POMAR FOUNDATION
      NATIONAL BAPTIST FOUNDATION
      VAIL RELIGIOUS FOUNDATION
      KAISER FOUNDATION OF COLO
      VAIL ARTS FOUNDATION

ATTORNEYS

      HOLME, ROBERTS AND OWENS
      ROTHGERBER, LYONS
      DAVIS, GRAHAM AND STUBBS
      BERENBAUM AND WIENSCHIENK
      GARY S. COHEN

CORPORATIONS

      VAIL RESORTS
      COLDWELL BANKER
      RE-MAX INTERNATIONAL
      Northglenn Mall Associates
      SOLVISTA CORP.
      COOPERS AND LYBRAND
      FORD MOTOR/NEW HOLLAND
      ARTHUR ANDERSEN LLP
      WORTHINGTON-GOVERNOR CORP
      MARRIOTT CORPORATION
      VAIL ASSOCIATES REAL ESTATE
      TOTAL PETROLEUM
      GALLAGHER CORPORATION
      FIRESTONE TIRE
      DIAMOND SHAMROCK

GOVERNMENT AGENCIES

      US DEPARTMENT OF ENERGY
      National Renewable Energy
      Laboratory
      ARAPAHO COUNTY AIRPORT
      AUTHORITY
      EAGLE COUNTY HOUSING
      AUTHORITY
      UNITED STATES POSTAL SERVICE
      TOWN OF VAIL
      Federal Deposit Insurance Corp
      CITY AND COUNTY OF DENVER
      CITY OF LAKEWOOD

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      DENVER DISTRICT COURT
      EAGLE COUNTY AIRPORT
      AUTHORITY
      COLORADO STATE LAND BOARD
      EAGLE COUNTY ASSESSOR
      Tennessee Div of Property
      TOWN OF CASTLE ROCK
      COLORADO DEPARTMENT OF TRANSPORTATION
      TRAER CREEK METRO DISTRICT

INSURANCE COMPANIES

      OHIO NATIONAL LIFE INSURANCE
      LIFE OF VIRGINIA

ORGANIZATIONS

      SALVATION ARMY
      HUMAN SERVICES, INC.
      ROSE MEDICAL CENTER
      WILDLIFE EXPERIENCE
      PEPSI CENTER

                           REPRESENTATIVE APPRAISALS:

RETAIL CENTERS

      SHOPPES AT PARK MEADOWS
      LARIMER SQUARE
      HOME DEPOT CENTER-CASTLE ROCK
      HIGHLANDS RANCH MARKETPLACE
      SHOPPES AT CASTLE PINES
      SILVERTHORNE OUTLET STORES
      NORTHGLENN MALL
      SMOKY HILL SHOPPING CENTER
      MAR-LEE SHOPPING CENTER
      EDWARDS VILLAGE CENTER
      MILESTONE SHOPPING CENTERS
      DILLON RIDGE SHOPPING CENTER
      VILLAGE CENTER

GOLF COURSES

      SANCTUARY GOLF COURSE
      MERIDIAN GOLF COURSE
      RED ROCKS GOLF COURSE
      FIRESTONE GOLF COURSE
      COTTON RANCH GOLF COURSE
      CORDILLERA VALLEY GOLF COURSE
      PINEHURST COUNTRY CLUB
      SOLVISTA SKI AND GOLF CLUB
      SUNGLEN GOLF COURSE
      FUJIKI GOLF COURSE
      EMERALD RUN

HOTEL/LODGING

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      EVERGREEN LODGE-VAIL
      TRAVELODGE DENVER
      VAIL VILLAGE INN
      COMFORT INN LAKEWOOD
      SUPER-8 ACADEMY PARK
      MARRIOTT DENVER WEST
      HOLIDAY INN-MONTROSE
      MARRIOTT FOUR-POINTS-LAKEWOOD
      DAYS INN-GOLDEN
      BEAVER CREEK LODGE
      HOLIDAY INN-KEN CARYL

SPECIALTY PROPERTIES

      LARIMER SQUARE
      VAIL SKI AREA (BACHELOR GULCH)
      CENTENNIAL AIRPORT
      SOLVISTA/SILVER CREEK SKI AREA
      DENVER PAVILLIONS DEVELOPMENT SITE
      WILL ROGERS SHRINE OF THE SUN
      SOUTH TABLE MOUNTAIN FACILITY
      CASCADE VILLAGE PARKING STRUCTURE
      PEPSI CENTER DEVELOPMENT SITE
      VILAR CENTER FOR THE PERFORMING ARTS
      PALACE LOFTS DEVELOPMENT SITE
      WILDLIFE EXPERIENCE MUSEUM
      VAIL INTERFAITH CHAPEL
      Three Blocks Central Business District
      GOLDEN TRIANGLE DEVELOPMENT SITE

MIXED-USE DEVELOPMENTS

      STREETCAR STABLES
      GRAND CHEROKEE LOFTS
      JOHN DEERE LOFTS
      PARKWAY CENTER
      VAIL COMMONS
      METROPOLITAN LOFTS PROJECT

OFFICE PROPERTIES

      CAREERTRACK CORPORATE HEADQUARTERS
      US WEST TOWER
      KEN CARYL OFFICE PARK
      WILDLIFE EXPERIENCE
      PEPSI CENTER

RESORT LODGING

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      ANTLER'S LODGE AT VAIL
      RIVER MOUNTAIN LODGE
      SETTLER'S LODGE-BACHELOR GULCH
      FIRELIGHT LODGE
      VAIL MOUNTAIN LODGE AND SPA
      VILLAGE AT ARROWHEAD

MASTER-PLANNED DEVELOPMENTS

      SUNGLEN
      BUFFALO RANCH
      KEENE RANCH
      WILDFIRE RIDGE
      COTTON RANCH
      CORDILLERA VALLEY

RANCH DEVELOPMENTS &
CONSERVATION EASEMENTS

      GRAND RIVER RANCH
      SHADOW MOUNTAIN RANCH
      LAUGHING TROUT RANCH
      ALBERTSON RANCH

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                            APPRAISAL QUALIFICATIONS
                                 M. STEVEN KANE

PROFESSIONAL EXPERIENCE

ROCKY MOUNTAIN VALUATION SPECIALISTS  (1997 TO PRESENT)
DIRECTOR OF COMMERCIAL APPRAISAL SERVICES / COMMERCIAL APPRAISER

Appraisal of commercial properties, including office, retail, industrial, planned mixed-use developments, residential subdivisions, lodging, shopping centers, vacant land, places of worship and other commercial property types. Lead work on regional and market analysis. Statistical analysis includes market trend analyses and econometric modeling of commercial sub-markets. Lead commercial appraisal and quality control manager for commercial appraisal services. Mass appraisal experience in both commercial and residential real estate databases. Geographic assignments include all of the Colorado Front Range, the mountain resorts areas in Summit County, Eagle County, Garfield County, and Grand County, and commercial properties located in Larimer, Logan, Elbert, Montrose, Mesa and Clear Creek counties.

VALUATION RESEARCH CORPORATION (1995 TO 1997)
Chief Modeler and Econometrician for ValueCheck

VALUATION MODEL ARCHITECT FOR VALUECHECK, AN AUTOMATED VALUATION PRODUCT MARKETED AND DEVELOPED BY VALUATION RESEARCH CORPORATION. PRIMARY DUTIES INCLUDED THE DESIGN, IMPLEMENTATION, AND ANALYSIS OF OVER 3,000 RESIDENTIAL VALUATION MODELS THAT COVERED THE 6 DENVER METROPOLITAN COUNTIES, EL PASO, PUEBLO, LARIMER, EAGLE AND SUMMIT COUNTIES IN COLORADO, AS WELL AS MARICOPA AND PIMA COUNTIES IN ARIZONA. PRESENTED AND TRAINED CLIENT STAFFS ON IMPLEMENTATION OF VALUECHECK, AS WELL AS CO-AUTHORED USER MANUAL.

CITY & COUNTY OF DENVER, COLORADO  (1988 - 1990)
RESIDENTIAL REAL PROPERTY APPRAISER

      Progressively greater responsibilities in all facets of residential and multi-family mass appraisal; modeled multi-family residential properties in Denver County;

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      functioned as tax protest contact with general public; presented assessment case data in hearings involving public tax protest.

EDUCATIONAL BACKGROUND

APPRAISAL INSTITUTE (1998-2002)
      COURSES
      120 - General Appraisal Procedures (Houston TX, 10/98)
      310 - Basic Income Capitalization (Houston TX, 03/99)
      320 - General Applications (Boulder CO, 06/99)
      410 - Professional Standards Part A (Omaha NE, 04/99)
      420 - Professional Standards Part B (Boulder CO, 06/99)
      510 - Advanced Income Capitalization (Minneapolis MN, 07/99)
      520 - Highest and Best Use/Market Analysis (Tempe AZ, 08/99)
      530 - Adv Sales Comparison & Cost Appr Analysis (Chicago IL, 10/99) 540 - Report Writing and Valuation Analysis (Edison NJ, 08/00)
      550 - Advanced Applications (Houston TX, 05/00)

                    SUCCESSFULLY PASSED GENERAL COMPREHENSIVE
                          EXAMINATION IN FEBURARY 2001

      SEMINARS/WORKSHOPS
      Litigation (San Antonio TX, 06/98)
      Highest and Best Use: Commercial Case Studies (Orlando FL, 06/99) Conservation Easements (Las Vegas NV, 06/00)`
      Gen Demonstration Report Writing Seminar (Dallas TX, 11/00)
      Instructor Leadership and Development Conference (Atlanta, GA, 02/02)

INTERNATIONAL ASSOCIATION OF ASSESSMENT OFFICERS (1988-2002)
      Course 1: Fundamentals of Real Property Appraisal (Denver CO, 09/88) Course 2: Basic Income Capitalization (Denver CO, 09/89)
      Course 300: Fundamentals of Mass Appraisal (Phoenix, AZ, 03/02)

OTHER COURSEWORK
      USPAP, EGOS (Denver CO, 02/98)
      Small Residential Income Properties, Univ of Colo (Denver CO, 04/98) Conservation Easements, ASFMRA (Las Vegas NV, 07/00)
      USPAP 2000 Update, EGOS (Denver CO, 12/00)
      General Comprehensive Examination Workshop (Dallas TX, 02/01)
      Modeling Vacant Land & Commercial Properties w/SPSS (Denver CO, 02/02)

UNIVERSITY OF SAINT THOMAS, MINNEAPOLIS, MINNESOTA (2001-PRESENT)
      Masters in Real Estate Appraisal candidate.
      MSRA 610-21 Legal Issues in Valuation
      MSRA 610-51 Special Topics in Appraisal

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UNIVERSITY OF COLORADO (1991-1995)
      15 hours of Statistical Analysis coursework at the Masters degree level, including Regression Analysis, Descriptive Analysis, and Inferential Analysis.

UNIVERSITY OF COLORADO AT DENVER (1982-1985)
      24 hours of Economics coursework at the Masters degree level, including Econometrics, Regional Economics, Applied Economic Theory, and Urban Economics.

REGIS UNIVERSITY, DENVER, COLORADO (1976-1980)
      Bachelor of Science in Economics; Applied Mathematics minor; graduated Cum laude with honors, recipient of Joseph A. Ryan Award in Economics, 1980.

PROFESSIONAL DESIGNATIONS/ASSOCIATION MEMBERSHIPS

      APPRAISAL INSTITUTE
            GENERAL ASSOCIATE  1999-PRESENT
            AFFILIATE 1998-1999

      INTERNATIONAL ASSOCIATION OF ASSESSING OFFICERS
            MEMBER 1988-1990, 2002- PRESENT

      COLORADO BOARD OF REAL ESTATE APPRAISERS
            COLORADO CERTIFIED GENERAL
            APPRAISER #CG40013915
            CERTIFIED THROUGH DECEMBER 31, 2002

PUBLICATIONS

      TEXTBOOKS:
      "APPRAISAL VALUATION MODELING" Principal Author: June 2000 Publication by The Appraisal Institute

      PERIODICALS:

      "THE APPLICATION OF STATISTICAL ANALYSIS", Valuation Insights and Perspectives, Third Quarter, 2000.

      "APPRAISERS AND STATISTICS: ADAPTATION OR EXTINCTION", Valuation Insights and Perspectives, Winter, 1996.

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      Statistical Reports

      Eagle County Market Monitor, General Editor, 1998-Present.
      Summit County Market Monitor, General Editor, 2000-Present.

                            MAJOR APPRAISAL PROJECTS
                            ADAMS RIB PUD, EAGLE, CO
                    Buffalo Mountain Ranch, Silverthorne, CO
                       Westwood Retail Center, Arvada, CO
                    The Vistas at Stony Creek, Littleton, CO
                      Eagle Ranch Estates, Fort Collins, CO
                      The Elms at Meadowvale, Longmont, CO
                       Cardiff Glen, Glenwood Springs, CO
                   Silver Creek Golf and Ski Ranch, Granby, CO
                           The Pines Lodge, Aspen, CO
                    Formby Ford Dealership, Silverthorne, CO
                 Cucumber Patch at Shock Hill, Breckenridge, CO
                  The Wellington Neighborhood, Breckenridge, CO
                 Oak Meadows Filing 4 PUD, Glenwood Springs, CO
                    La Fontana Retail Center, Carbondale, CO
                 Coherent Technologies Building, Louisville, CO
                   Forest Park Office Building, Lafayette, CO
                      Spectrum Office Building, Boulder, CO
               The Boundary at River Valley Ranch, Carbondale, CO
                           Cityview Lofts, Denver, CO
                           Perry Highlands, Denver, CO
                  Hearthstone at Highlands Village, Denver, CO
                            Brandon Park, Aurora, CO
                     Metzler Ranch Filing 6, Castle Rock, CO
                Eagle Pointe/Elk Pointe, Castle Pines Village, CO
                       Frisco Trading Company, Frisco, CO

                    REPRESENTATIVE APPRAISALS PERFORMED FOR:

FIRSTBANK OF COLORADO                       GUARANTY BANK AND TRUST
BANK OF AMERICA                             ARCHON FINANCIAL
FIRSTSTATE BANK                             PARK NATIONAL BANK
FIRST COMMUNITY INDUSTRIAL BANK             VECTRA BANK
STUDIO 3 LAND COMPANY                       PARK NATIONAL BANK

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FIRST NATIONAL BANK OF LARAMIE              THE BANK OF BOULDER
PINNACLE PROPERTIES, INC.                   MATRIX CAPITAL BANK
PEAK NATIONAL BANK                          WESTSTAR BANK
SECURITY FIRST BANK                         UNION BANK AND TRUST
THE BANK OF DENVER                          MERILL LYNCH SMALL BUSINESS SERVICES
PEAK 8 PROPERTIES                           GE CAPITAL

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                                     ADDENDA

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